                                                                   EXHIBIT 10.23


                                                                  EXECUTION COPY
================================================================================




                         PENNCORP FINANCIAL GROUP, INC.


                             _____________________



                                CREDIT AGREEMENT

                           Dated as of March 12, 1997


                             _____________________



                            THE CHASE MANHATTAN BANK
                       THE FIRST NATIONAL BANK OF CHICAGO
                               NATIONSBANK, N.A.

                               as Managing Agents


                              FLEET NATIONAL BANK
                               MELLON BANK, N.A.
                                BANK OF MONTREAL
                                   CIBC INC.
            DRESDNER BANK AG, NEW YORK BRANCH & GRAND CAYMAN BRANCH

                                  as Co-Agents


                                     -and-


                              THE BANK OF NEW YORK

                            as Administrative Agent

================================================================================

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Section 1.    Definitions and Accounting Matters  . . . . . . . . . . . . .   1
              1.01  Certain Defined Terms   . . . . . . . . . . . . . . . .   1
              1.02  Accounting Terms and Determinations.  . . . . . . . . .  21
              1.03  Types of Loans  . . . . . . . . . . . . . . . . . . . .  22

Section 2.    Commitments.  . . . . . . . . . . . . . . . . . . . . . . . .  22
              2.01  Loans   . . . . . . . . . . . . . . . . . . . . . . . .  22
              2.02  Borrowing   . . . . . . . . . . . . . . . . . . . . . .  23
              2.03  Non-Receipt of Funds from a Bank  . . . . . . . . . . .  25
              2.04  Changes of Commitments  . . . . . . . . . . . . . . . .  26
              2.05  Fees  . . . . . . . . . . . . . . . . . . . . . . . . .  27
              2.06  Lending Offices   . . . . . . . . . . . . . . . . . . .  27
              2.07  Several Obligations; Remedies
                      Independent.    . . . . . . . . . . . . . . . . . . .  27
              2.08  Notes.  . . . . . . . . . . . . . . . . . . . . . . . .  27
              2.09  Conversions or Continuations of Loans.    . . . . . . .  28

Section 3.    Payments of Principal and Interest;
              Prepayments.  . . . . . . . . . . . . . . . . . . . . . . . .  28
              3.01  Repayments  . . . . . . . . . . . . . . . . . . . . . .  28
              3.02  Interest  . . . . . . . . . . . . . . . . . . . . . . .  29
              3.03  Prepayments.  . . . . . . . . . . . . . . . . . . . . .  30

Section 4.    Payments; Pro Rata Treatment; Computations;
              Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              4.01  Payments  . . . . . . . . . . . . . . . . . . . . . . .  31
              4.02  Pro Rata Treatment  . . . . . . . . . . . . . . . . . .  31
              4.03  Computations.     . . . . . . . . . . . . . . . . . . .  32
              4.04  Minimum Amounts   . . . . . . . . . . . . . . . . . . .  32
              4.05  Certain Notices.    . . . . . . . . . . . . . . . . . .  32
              4.06  Non-Receipt of Funds from the
                     Company  . . . . . . . . . . . . . . . . . . . . . . .  33
              4.07  Sharing of Payments, Etc.   . . . . . . . . . . . . . .  34
              4.08  No Reductions   . . . . . . . . . . . . . . . . . . . .  35
              4.09  Taxes   . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 5.    Yield Protection and Illegality.  . . . . . . . . . . . . . .  36
              5.01  Additional Costs, Etc.  . . . . . . . . . . . . . . . .  36
              5.02  Limitation on Types of Loans  . . . . . . . . . . . . .  39
              5.03  Illegality  . . . . . . . . . . . . . . . . . . . . . .  39
              5.04  Treatment of Certain Loans.     . . . . . . . . . . . .  40
              5.05  Compensation.     . . . . . . . . . . . . . . . . . . .  40
              5.06  Replacement of Bank   . . . . . . . . . . . . . . . . .  41

Section 6.    Conditions Precedent.   . . . . . . . . . . . . . . . . . . .  41
              6.01  Initial Borrowing   . . . . . . . . . . . . . . . . . .  41
              6.02  All Borrowings  . . . . . . . . . . . . . . . . . . . .  44

Section 7.    Representations and Warranties.     . . . . . . . . . . . . .  44
              7.01  Corporate Existence.  . . . . . . . . . . . . . . . . .  45
              7.02  Financial Condition.    . . . . . . . . . . . . . . . .  45
              7.03  Litigation.     . . . . . . . . . . . . . . . . . . . .  45
              7.04  No Breach   . . . . . . . . . . . . . . . . . . . . . .  46
              7.05  Corporate Action  . . . . . . . . . . . . . . . . . . .  46
              7.06  Approvals   . . . . . . . . . . . . . . . . . . . . . .  46
              7.07  Use of Loans  . . . . . . . . . . . . . . . . . . . . .  47
              7.08  ERISA.    . . . . . . . . . . . . . . . . . . . . . . .  47
              7.09  Taxes.    . . . . . . . . . . . . . . . . . . . . . . .  47
              7.10  Investment Company Act.     . . . . . . . . . . . . . .  48
              7.11  Public Utility Holding Company Act.     . . . . . . . .  48
              7.12  Environmental Matters.    . . . . . . . . . . . . . . .  48
              7.13  Subsidiaries, Etc.    . . . . . . . . . . . . . . . . .  49
              7.14  Material Agreements and Burdensome
                      Provisions.     . . . . . . . . . . . . . . . . . . .  49
              7.15  Assets.     . . . . . . . . . . . . . . . . . . . . . .  49
              7.16  Compliance with Applicable Law.     . . . . . . . . . .  50
              7.17  Liens.  . . . . . . . . . . . . . . . . . . . . . . . .  50
              7.18  Tax Sharing Agreements  . . . . . . . . . . . . . . . .  50
              7.19  No Material Adverse Effect  . . . . . . . . . . . . . .  50
              7.20  Additional Adverse Facts  . . . . . . . . . . . . . . .  50
              7.21  Accuracy of Information   . . . . . . . . . . . . . . .  51
              7.22  Restrictive Covenants   . . . . . . . . . . . . . . . .  51
              7.23  Security Interest   . . . . . . . . . . . . . . . . . .  51

Section 8.    Covenants of the Company  . . . . . . . . . . . . . . . . . .  51
              8.01  Financial Statements.     . . . . . . . . . . . . . . .  51
              8.02  Communication with Accountants.     . . . . . . . . . .  55
              8.03  Litigation.     . . . . . . . . . . . . . . . . . . . .  56
              8.04  Corporate Existence, Etc.     . . . . . . . . . . . . .  56
              8.05  Insurance.    . . . . . . . . . . . . . . . . . . . . .  57
              8.06  Prohibition of Fundamental Changes.     . . . . . . . .  57
              8.07  Limitation on Liens.    . . . . . . . . . . . . . . . .  58
              8.08  Indebtedness.     . . . . . . . . . . . . . . . . . . .  59

              8.09  Dividends   . . . . . . . . . . . . . . . . . . . . . .  59
              8.10  Leverage Ratio  . . . . . . . . . . . . . . . . . . . .  60
              8.11  Interest Coverage Ratio.    . . . . . . . . . . . . . .  60
              8.12  Minimum Total Adjusted Capital  . . . . . . . . . . . .  60
              8.13  Consolidated Net Worth  . . . . . . . . . . . . . . . .  60
              8.14  Lines of Business   . . . . . . . . . . . . . . . . . .  60
              8.15  Transactions with Affiliates.     . . . . . . . . . . .  61
              8.16  Use of Proceeds   . . . . . . . . . . . . . . . . . . .  61
              8.17  Tax Sharing Agreements  . . . . . . . . . . . . . . . .  61
              8.18  Modifications of Certain Documents.   . . . . . . . . .  61
              8.19  Limitation on Restrictive Covenants   . . . . . . . . .  62
              8.20  Surplus Notes   . . . . . . . . . . . . . . . . . . . .  62
              8.21  Security  . . . . . . . . . . . . . . . . . . . . . . .  62

Section 9.    Events of Default   . . . . . . . . . . . . . . . . . . . . .  62

Section 10.   The Administrative Agent  . . . . . . . . . . . . . . . . . .  66
              10.01  Appointment, Powers and Immunities   . . . . . . . . .  66
              10.02  Reliance by the Administrative Agent   . . . . . . . .  66
              10.03  Defaults   . . . . . . . . . . . . . . . . . . . . . .  67
              10.04  Rights as a Bank   . . . . . . . . . . . . . . . . . .  67
              10.05  Indemnification  . . . . . . . . . . . . . . . . . . .  67
              10.06  Non-Reliance on Administrative Agent and Other Banks    68
              10.07  Failure to Act   . . . . . . . . . . . . . . . . . . .  68
              10.08  Resignation of the Administrative Agent  . . . . . . .  68
              10.09  Execution and Amendment of Loan Documents on Behalf
                      of the Banks  . . . . . . . . . . . . . . . . . . . .  69
              10.10  Consents under Loan Documents  . . . . . . . . . . . .  69

Section 11.   Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . .  69
              11.01  Waiver   . . . . . . . . . . . . . . . . . . . . . . .  69
              11.02  Notices  . . . . . . . . . . . . . . . . . . . . . . .  69
              11.03  Expenses, Etc.   . . . . . . . . . . . . . . . . . . .  70
              11.04  Amendments, Etc.   . . . . . . . . . . . . . . . . . .  71
              11.05  Successors and Assigns   . . . . . . . . . . . . . . .  72
              11.06  Assignments and Participations   . . . . . . . . . . .  72
              11.07  Survival   . . . . . . . . . . . . . . . . . . . . . .  74
              11.08  Captions   . . . . . . . . . . . . . . . . . . . . . .  74
              11.09  Counterparts   . . . . . . . . . . . . . . . . . . . .  74
              11.10  Governing Law; Submission to Jurisdiction  . . . . . .  74
              11.11  WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . . .  75
              11.12  Confidentiality  . . . . . . . . . . . . . . . . . . .  75
              11.13  Amounts Payable Due Upon Request for Payment   . . . .  76
              11.14  Remedies of the Essence  . . . . . . . . . . . . . . .  76
              11.15  Rights Cumulative  . . . . . . . . . . . . . . . . . .  76
              11.16  LIMITATION OF LIABILITY  . . . . . . . . . . . . . . .  76
              11.17  Reference Banks  . . . . . . . . . . . . . . . . . . .  76

              11.18  Schedules  . . . . . . . . . . . . . . . . . . . . . .  77
              11.19  Severability of Provisions   . . . . . . . . . . . . .  77
              11.20  Entire Agreement   . . . . . . . . . . . . . . . . . .  77


Schedule 2.02(b)(i)     -   Request for Bid Rate Loans
Schedule 2.02(b)(ii)    -   Form of Bid Rate Loan Offer
Schedule 7.03           -   Litigation
Schedule 7.04           -   Consents and Approvals
Schedule 7.08(a)        -   ERISA Obligations, Non-Compliances and Liabilities
Schedule 7.08(b)        -   Unrecognized Retiree Welfare Liabilities
Schedule 7.12           -   Environmental Matters
Schedule 7.13           -   Subsidiaries and Investments
Schedule 7.14           -   Material Agreements
Schedule 7.21           -   Restrictive Covenants
Schedule 8.07           -   Liens
Schedule 8.08           -   Existing Indebtedness

EXHIBIT A               -   Form of RC Note
EXHIBIT B               -   Form of Bid Rate Note
EXHIBIT C               -   Form of Confidentiality Agreement

              CREDIT AGREEMENT (the "Agreement") dated as of March 12, 1997, among: PENNCORP FINANCIAL GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, each of the Banks that is a signatory hereto, THE CHASE MANHATTAN BANK, THE FIRST NATIONAL BANK OF CHICAGO and NATIONSBANK, N.A., as Managing Agents, FLEET NATIONAL BANK, MELLON BANK, N.A., BANK OF MONTREAL, CIBC INC. and DRESDNER BANK AG, NEW YORK BRANCH & GRAND CAYMAN BRANCH, as Co-Agents, and THE BANK OF NEW YORK, as Administrative Agent.

              WHEREAS, the Company has requested that the Banks make revolving credit loans to it from time to time in an aggregate principal amount at any one time outstanding not exceeding $450,000,000, to be used for general corporate purposes, including, but not limited to, the refinancing of existing Indebtedness (as hereinafter defined) of the Company and the acquisition, to the extent permitted by the terms of this Agreement, of Washington National and Southwestern (each as defined herein), and the Banks are prepared to make such loans upon the terms hereof.

              NOW, THEREFORE, the parties hereto agree as follows:


              Section 1.  Definitions and Accounting Matters.

              1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

              "Adjusted Surplus" shall mean, for any Insurance Company, on any date, the sum (determined in accordance with SAP) of the following amounts: (a) the Surplus for such Insurance Company on such date and (b) the aggregate of the AVR for such Insurance Company and each of its Subsidiaries on such date and (c) the aggregate principal amount of all surplus debentures or surplus notes included as liabilities on the Statutory Statements of such Insurance Company, if any, as at the last day of the fiscal quarter of such Insurance Company ending on or most recently ended prior to such date.

              "Administrative Agent" shall mean BNY, as administrative agent for the Banks under the Loan Documents, and any successor Administrative Agent appointed pursuant to Section 10.08.

              "Affiliate" shall mean, for any Person, (a) any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust and (b) any officer or director of such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, the Company and its Wholly-Owned Subsidiaries shall not be deemed to be Affiliates of each other.

              "Agreement Date" shall mean the date first written above.

              "Applicable Insurance Regulatory Authority" shall mean, for any Insurance Company, the insurance commission or similar administrative authority or agency of the State or Province, as the case may be, in which such Insurance Company is domiciled.

              "Applicable Law" shall mean, anything in Section 11.10 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) all authorizations, consents, approvals, licenses, or exemptions from or of, all registrations or filings with and all reports or notices to, any governmental unit, and (c) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and binding orders, decisions, judgments and decrees of all arbitrators, provided that for the purposes of Section 8.09(ii)(B), no order of any governmental body or order, decision, judgment or decree of any court or arbitrator shall constitute Applicable Law unless (A) either (x) the time to appeal, seek review or rehearing, or petition for certiorari has expired and no timely-filed appeal or petition for review, rehearing, remand or certiorari is pending or (y) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order, decision, judgment or decree could be appealed or from which review, rehearing or certiorari could be sought and (B) in either case, such final order, decision, judgment or decree shall not have been reversed, discharged, satisfied, stayed, annulled or rescinded within 60 days of the entry thereof.

              "Applicable Lending Office" shall mean (i) for each Bank and for each type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or, in the case of a Bank that becomes a Bank pursuant to an assignment, the office of such Bank set forth in the notice of assignment given to the Company or (ii) such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such type are to be made and maintained.

              "Applicable Margin" shall mean, for any day, the percentage set forth below based on the Tier with the highest debt rating applicable on such day, as follows:

       Tier                        Applicable Margin
       ----                        -----------------
       Tier I                             0.200%
       Tier II                            0.225%
       Tier III                           0.250%
       Tier IV                            0.300%
       Tier V                             0.500%
       Tier VI                            0.700%;

provided that if two Tiers would be applicable on any day and (i) such Tiers are more than one Tier apart or (ii) Tier VI is one of the applicable Tiers as a result of the Company's Indebtedness not being rated by one of D&P and S&P, the Applicable Margin for such day shall be the percentage set forth above for the Tier that is one Tier below the higher of such two Tiers (it being understood that Tier I is the highest Tier).

              "AVR" shall mean, for any Insurance Company, on any date, the sum of (a) the asset valuation reserve (determined in accordance with SAP) of such Insurance Company (which amount is shown, in the case of U.S.-domiciled Insurance Companies, on the most recent annual Statutory Statement of each Insurance Company at page 3, line 24.1, column 1) and (b) the interest maintenance reserve (determined in accordance with SAP) of such Insurance Company (which amount is shown, in the case of U.S.-domiciled Insurance Companies, on the most recent annual Statutory Statement of each Insurance Company at page 3, line 11.4, column 1), in each case as at the last day of the fiscal quarter ending on or most recently ended prior to such date, or any similar asset valuation reserve and interest maintenance reserve substituted for AVR pursuant to Applicable Law from time to time in accordance with SAP, or any other direct allocation of Surplus made in accordance with SAP.

              "Bank" means (a) BNY, in its capacity as a Bank, and each Person listed on the signature pages hereof following BNY and (b) any Person (other than the Borrower or any of its Affiliates) that becomes, after the Agreement Date, a Bank pursuant to the provisions of Section 11.06, including as a result of the Borrower's election under Section 5.06.

              "Bankruptcy Code" shall mean Title 11 of the United States Code or any successor statutes, as such title or statutes may be amended from time to time.

              "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% per annum and (b) the Prime Rate in effect on such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

              "Base Rate Loans" shall mean RC Loans which bear interest at rates based upon the Base Rate.

              "Best" shall mean A.M. Best & Company.

              "Bid Rate Loan" shall mean a loan provided for by Section
2.01(b).

              "Bid Rate Note" shall mean a promissory note in the form of Exhibit B.

              "BNY" shall mean The Bank of New York.

              "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City, N.Y. and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

              "Capital Lease Obligations" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

              "Certificate of Incorporation" shall mean the Second Restated Certificate of Incorporation of the Company.

              "Change of Control", with respect to the Company, shall be deemed to have occurred if at any time (i) Messrs. Stone and Fickes (or any replacement for any thereof reasonably acceptable to the Majority Banks) shall cease to be members of the Board of Directors of the Company, (ii) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors or (iii) any Person, or group of Persons acting together, shall at any time have or acquire beneficial ownership of, or the right to exercise voting power with respect to, 20% or more of the Common Stock of the Company outstanding at such time, provided that no change of control shall be deemed to have occurred under this clause (iii) upon the acquisition by any Person, or group of Persons acting together, of the beneficial ownership of, or the right to exercise voting power with respect to, not more than 25% of the Common Stock of the Company outstanding at such time so long as such Person or group of Persons (A) has acquired and holds such ownership or such right in the ordinary course of his or its business and not with the purpose or the effect of changing or influencing the control of the Company and not in connection with, or as a participant in, any transaction having such purpose or effect and
(B) has filed (and remains eligible to file) a Schedule 13G with the Securities and Exchange Commission pursuant to Rule 13d-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and such filing remains effective.

              "Charges" shall mean all Federal, State, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes, levies, assessments, charges, liens, claims, encumbrances upon or relating to (a) the Company's employees, payroll, income or gross receipts (excluding any premium taxes on gross receipts), (b) the Company's ownership or use of any of their respective assets, or (c) any other aspect of the Company's business, in each case including any and all interest and penalties.

              "Closing Date" shall mean the date on which the initial Loan is made under this Agreement.

              "Co-Agents" shall mean Fleet National Bank, Mellon Bank, N.A., Bank of Montreal, CIBC Inc. and Dresdner Bank AG, New York Branch & Grand Cayman Branch.

              "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect on the Agreement Date, and any and all final and temporary Treasury regulations issued thereunder that are in effect on the Agreement Date.

              "Collateral" shall mean (i) the Pledged Securities, (ii) all cash and marketable securities of the Company and (iii) all notes (including Surplus Notes) and receivables payable to the Company and each other holder of a Surplus Note by a Surplus Note Company, in each case, whether owned on or acquired after the Security Date.

              "Commitment" shall mean (i) the amount set opposite each Bank's name on the signature pages hereof under the caption "Commitment" or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's Commitment assigned to such Bank (in either case as the same may be terminated or reduced at any time or from time to time pursuant to Section 2.04, canceled pursuant to Section 9 or increased or reduced at any time or from time to time pursuant to assignments made in accordance with Section 11.06) or (ii) as the context may require, the obligation of each Bank to make RC Loans in an aggregate unpaid principal amount not exceeding such amount.
The original aggregate amount of the Commitments is $450,000,000.

              "Common Stock" shall mean (i) the shares of common stock of the Company issued and outstanding on the Agreement Date, having the terms and conditions set forth in the Certificate of Incorporation, (ii) any share of common stock of the Company issued thereafter and (iii) any security convertible into, or exchangeable for, or any option, warrant or other right to acquire, any share of common stock of the Company.

              "Company" shall mean PennCorp Financial Group, Inc., a Delaware corporation.

              "Company Action Level Risk Based Capital" shall have the meaning ascribed thereto in the Model Act.

              "Consolidated Subsidiary" shall mean, as to any Person, each subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

              "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 of a Eurodollar Loan from one Interest Period to the next Interest Period.

              "Contract" shall mean (i) any agreement (whether bilateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance, (iii) any certificate of incorporation or charter and (iv) any by-law.

              "Convert", "Conversion" and "Converted" shall refer to conversion pursuant to Section 2.09 of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans or Eurodollar Loans of another type, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

              "D&P" shall mean Duff & Phelps Credit Rating Co.

              "D&P Senior Debt Rating" shall mean (a) if the Company's long-term unsecured senior debt is rated by D&P, the rating given by D&P to such long-term unsecured senior debt and (b) if no such long-term unsecured senior debt is rated by D&P, (i) the implied long-term unsecured senior debt rating given by D&P to the Company or (ii) if such implied rating is not given by D&P, the next higher rating above the rating given by D&P to the Subordinated Notes (it being understood that AAA+ is the highest rating given by D&P).

              "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

              "Dollars" and "$" shall mean lawful money of the United States of America.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Company or is under common control (within the meaning of section 414(c), (m) or (o) of the Code) with the Company.

              "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such

Interest Period shall be determined by reference to the amount of the Loan which such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period. If any Reference Bank does not timely furnish such information for determination of any Eurodollar Base Rate, the Administrative Agent shall determine such Eurodollar Base Rate on the basis of information timely furnished by the remaining Reference Banks.

              "Eurodollar Loans" shall mean RC Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

              "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by the remainder of 1 minus the Reserve Requirement for such Loan for such Interest Period.

              "Event of Default" shall have the meaning assigned to such term in Section 9.

              "Excluded Tax" shall mean and include (a) any tax imposed upon or measured by the net income or net revenues of a Bank or the Administrative Agent, as the case may be, by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or doing business, or any political subdivision thereof, and any tax imposed upon or measured by the net income or net revenues of such Bank or the Administrative Agent as the case may be, by the jurisdiction in which the Applicable Lending Office of such Bank or the Administrative Agent, is located, or any political subdivision thereof; (b) any tax (or portion thereof) that would not have been imposed if the only connection between a Bank or the Administrative Agent, as the case may be, and the jurisdiction imposing such tax were the activities of such Bank or the Administrative Agent pursuant to or in respect of this Agreement and any related documents, including, without limitation, entering into, lending money, or extending credit pursuant to, receiving payments under, or enforcing this Agreement or any related documents, and the activities of such Bank or the Administrative Agent pursuant to or in respect of this Agreement or any related documents and (c) any withholding tax collected or enforced by any governmental authority (including, without limitation, any withholding tax imposed under Section 1441 et seq. of the Code) empowered to collect or enforce such tax with respect to any payments to the Banks or the Administrative Agent, as the case may be, provided, however, that any such withholding tax will not constitute an Excluded Tax unless (A) a reasonable request has been made to the Bank or the Administrative Agent by the Company or the Administrative Agent, as appropriate, to provide a Certificate of Exemption to the Company or the Administrative Agent and (B) in the event that a Certificate of Exemption is provided by the Bank or the Administrative Agent, within fifteen (15) days of such request, the Company reasonably complies with such Certificate of Exemption; and provided, further, that (i) the definition of Excluded Tax shall not include any increase in the amount or rate of such withholding tax resulting from any change in the applicable law or regulations imposing such withholding tax that take effect after the Agreement Date; (ii) such Excluded Taxes shall not include any tax payable by the Administrative Agent or any Bank as a result of payments made by the

Company (whether to a taxing authority or to the Administrative Agent or such Bank) pursuant to Section 4.09; and (iii) any dispute between or among any or all of the Company, the Administrative Agent and the Banks as to the amount of any such Excluded Tax payable pursuant hereto shall be resolved by the Majority Banks in their sole discretion, subject to the determination of the amount of any such Excluded Tax by the applicable taxing authority, provided, however, that this clause (iii) shall not apply to the definition of an Excluded Tax.

              "Existing Credit Agreement" shall mean the Credit Agreement, dated as of May 22, 1996, among the Company, the lenders signatory thereto and BNY, as administrative agent.

              "Existing Indebtedness" shall mean any Indebtedness of any Subsidiary outstanding on the Agreement Date to the extent set forth on
Schedule 8.08.

              "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of quotations per such day on such transactions received by BNY from three Federal funds brokers of recognized standing selected by such Bank.

              "Financial Officer" means a senior financial officer having a title of, and performing duties at a level, no less than vice president or a chief financial officer.

              "Foreign Bank" shall mean any Bank organized under the laws of a jurisdiction other than the United States or any state or other political subdivision thereof.

              "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a), are (except as otherwise expressly stated herein) to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

              "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

              "Income from Subsidiaries" shall mean, with respect to the Company for any period, the sum of the amounts (determined in accordance with GAAP for such period) of the Company's interest income from subsidiaries and its equity in undistributed earnings of subsidiaries, as shown on the most recent statements of earnings for such period for PennCorp Financial Group, Inc. (Parent Company Only).

              "Incumbent Director" shall mean (i) any member of the Board of Directors of the Company as of the Agreement Date and (ii) any individual becoming a member of the Board of Directors of the Company after the Agreement Date whose election or nomination for election was supported by 75% of the members of the Board of Directors of the Company who then comprised the Incumbent Directors.

              "Indebtedness" shall mean, for any Person (in each case, whether such obligation is with full or limited recourse but excluding any obligations constituting reinsurance): (a) Indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities, including surplus debentures or notes whether or not characterized as liabilities for the purposes of GAAP or SAP); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services if the deferred purchase price is due more than 90 days from the date the obligation is incurred or is evidenced by a note or similar written instrument, other than (i) amounts due to brokers relating to securities transactions entered into in the ordinary course of business, (ii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered and (iii) amounts due under long-term contracts entered into by the Company or any of its Subsidiaries in the ordinary course of business for the outsourcing of operational services;
(c) Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument;
(e) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or a Wholly-Owned Subsidiary of such Person that has no Indebtedness other than the Loans and Indebtedness owing to the Company or another such Subsidiary (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the amount payable upon redemption of such Mandatorily Redeemable Stock); (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property (excluding Mortgage Rolls having a duration of less than 35 days); (g) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guarantee issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent; (h) Capital Lease Obligations of such Person; (i) Indebtedness of others Guaranteed by such Person; and (j) any obligation with respect to an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof. The amount of any Indebtedness secured by a Lien on any property or assets owned or held by a Person which is nonrecourse to that Person shall be equal to the lesser of (x) the outstanding principal amount of the Indebtedness or (y) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

              "Indenture" shall mean the Indenture, dated as of December 23, 1993, between the Company and BNY, as trustee, pursuant to which the Subordinated Notes were issued.

              "Information" shall mean data, certificates, reports, statements (including financial statements), opinions of counsel delivered to the Administrative Agent and the Banks pursuant to the provisions of the Loan Documents, documents and other information, in each case delivered by the Company (or, in the case of any such being delivered in writing by any third party at the request of the Company) to the Administrative Agent or any Bank.

              "Insurance Company" shall mean any Subsidiary of the Company which is engaged primarily in the underwriting of insurance.

              "Interest Coverage Ratio" shall mean, as of any date,


                                      A + B
                                      -----
                                      C + D

              where

                     A is equal to the earnings of the Insurance Companies
              (determined on a consolidated basis, without duplication, in accordance with SAP and (x) for the purposes of the covenant set forth in Section 8.11(a), before adjustment for capital gains or losses (as such amount is shown, in the case of U.S.-domiciled Insurance Companies, on the most recent Statutory Statement of each Insurance Company at page 4, line 29, column 1 or wherever such reference is then being made) and (y) for purposes of the covenant set forth in Section 8.11(b), after adjustment for capital gains or losses (as such amount is shown, in the case of U.S.-domiciled Insurance Companies, on the most recent Statutory Statement of each Insurance Company at page 4, line 33, column 1 or wherever such reference is then being made)) for the period of four full consecutive fiscal quarters ending on or most recently ended prior to such date, plus, to the extent deducted from earnings in accordance with SAP, all interest payments under the Surplus Notes made by the Surplus Note Companies during such period, minus, to the extent not already deducted in calculating such earnings, the aggregate amount of taxes paid in cash by the Insurance Companies during such period.

                     B is equal to the amount of Net Income of the Company
              (before Interest Expense, taxes, depreciation, amortization, Income from Subsidiaries and other non-cash charges) and its non-Insurance Company Subsidiaries for the period of four full consecutive fiscal quarters immediately following such date, as such amount is reasonably estimated by the Company, provided that such estimated amount shall not be greater than 100% of the actual amount of such Net Income (before interest, taxes, depreciation, amortization, Income from Subsidiaries and other non-cash charges) received by the Company and its non-Insurance Company Subsidiaries for the period of four full consecutive fiscal quarters immediately preceding such date.

                     C is equal to the amount of estimated Charges payable by
              the Company for the period of four full consecutive fiscal quarters immediately following such date; and

                     D is equal to the amounts payable by the Company in
              respect of Interest Expense for borrowed money of the Company for the period of four full consecutive fiscal quarters immediately following such date.

              "Interest Expense" shall mean, for the Company, for any period, the sum (determined in accordance with GAAP) of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period or, in the case of any future period, which would accrue or be capitalized during such period (whether or not actually paid during such period) and (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period). In determining Interest Expense for purposes of the definition of Interest Coverage Ratio, interest for any period shall be deemed to accrue on an amount of Indebtedness equal to the aggregate Indebtedness outstanding on the last day of the immediately preceding fiscal quarter, as if such amount were outstanding during the period for which Interest Expense is being determined, after giving effect to any scheduled repayments, and interest on a floating rate basis for any current or future period shall be deemed to accrue at a rate per annum equal to the higher of (i) the rate of interest in effect on the last day of the immediately preceding fiscal quarter or (ii) the average rate of interest in effect during the immediately preceding fiscal quarter.

              "Interest Period" shall mean (a) with respect to any Bid Rate Loan, a period commencing on the date of the making of such Loan and ending on the maturity date specified therefor in accordance with Section 2.02(b) and (b) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or a Eurodollar Loan of another type or the last day of the next preceding Interest Period for such Eurodollar Loan and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Company may select as provided in Section 4.05, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day) and (b) no Interest Period for any Eurodollar

Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loans shall not be available hereunder.

              "Interest Rate Protection Agreement" shall mean any interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

              "Investment" in any Person shall mean: (a) the acquisition (whether for cash, property, services or securities or otherwise) of any capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and (b) any deposit with, or advance, loan or other extension of credit to, such Person or Guarantee of, or other contingent obligation with respect to, Indebtedness or other Liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person, excluding in each case receivables arising out of Reinsurance Transactions. The amount of any Investment held by each Insurance Company shall be the "admitted assets" amount (determined in accordance with SAP, and which amount is shown, in the case of U.S.-domiciled Insurance Companies, on the most recent annual Statutory Statement of such Insurance Company at page 2, line 25, column 4 or wherever such reference is then being made).

              "IRIS Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, or in lieu thereof, any successor thereto, replacement thereof or substitute implemented by the NAIC.

              "Knightsbridge Companies" shall mean each of Knightsbridge Capital Fund I, L.P., Knightsbridge Capital, L.L.C., Knightsbridge Management, L.L.C., Knightsbridge Consultants, L.L.C. and their respective Subsidiaries.

              "LaFranco Penn Life" shall mean LaFranco Penn Life Compania De Seguros De Vida S.A.

              "Leverage Ratio" shall mean, at any time, the ratio of (a) the aggregate outstanding principal amount of all Indebtedness of the Company and its Consolidated Subsidiaries at such time determined on a consolidated basis to (b) the sum of (i) the aggregate outstanding principal amount of such Indebtedness at such time and (ii) Net Worth of the Company and its Consolidated Subsidiaries at such time.

              "Liability" of any Person shall mean (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under any Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

              "Lien" shall mean, with respect to any Property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise), (i) any mortgage, lien, pledge, Charge, attachment, levy or other security interest or encumbrance of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

              "Loan Documents" shall mean (i) this Agreement and the Notes and, from and after the execution and delivery thereof by each Securing Party, the Security Agreements and (ii) all other agreements, documents and instruments with, for the benefit of or in favor of the Administrative Agent or any Bank, relating to, arising out of, delivered pursuant to or in any way connected with
(A) any agreement, document or instrument referred to in clause (i) or (B) any of the transactions contemplated by any agreement, document or instrument referred to in clause (i).

              "Loans" shall mean RC Loans and Bid Rate Loans provided for by
Section 2.01.

              "Majority Banks" shall mean Banks having at least 51% of the aggregate amount of the Commitments; provided that, if the Commitments shall have terminated, Majority Banks shall mean Banks holding at least 51% of the aggregate unpaid principal amount of the Loans.

              "Managing Agents" shall mean The Chase Manhattan Bank, The First National Bank of Chicago and NationsBank, N.A.

              "Mandatorily Redeemable Stock" shall mean, with respect to any Person, any share of such Person's capital stock to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person prior to the Maturity Date other than solely at the option of such Person (unless by its terms, such capital stock may not be redeemed, paid, required to be purchased or otherwise retired or extinguished, or converted into any Indebtedness or other Liability of such Person until after payment in full of all amounts payable hereunder) or (ii) convertible into stock of the type described in clause (i).

              "Margin Stock" shall mean margin stock within the meaning of Regulations U and X.

              "Market Capitalization" shall mean, as of any date, without duplication, the sum of (x) the product of the average share price of the common stock of the Company on such date multiplied by the number of shares (other than treasury shares) of such common stock issued and outstanding on such date, (y) for each issuance or series of Preferred Stock (including mandatorily redeemable preferred stock) of the Company, the product of the average share price of such issuance or series of Preferred Stock multiplied by the number of shares (other than treasury shares) of such issuance or series of Preferred Stock outstanding on such date and (z) the aggregate book value of all indebtedness for borrowed money of the Company and its Subsidiaries as of such date. For purposes of this definition, the "average share price" of any capital stock of the Company as of any date shall mean the average of the highest and lowest trading prices of such capital stock on such date, or if such capital stock was not traded on such date, on the most recent date on which such capital stock was traded.

              "Material Lien" shall mean any Lien on any Property of the Company or its Subsidiaries (or any income or profits therefrom) having a book value of $1,000,000 or more.

              "Maturity Date" shall mean the date which is the fifth anniversary of the Agreement Date.

              "Maximum Permissible Rate" shall mean, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the payee or (ii) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

              "Model Act" shall mean the Risk-Based Capital for Life and/or Health Insurers Model Act and the rules, regulations and procedures prescribed from time to time by the NAIC with respect thereto, in each case as amended, modified or supplemented from time to time by the NAIC.

              "Mortgage Roll" shall mean a transaction in which a financial institution or insurance company sells a mortgage-backed security to a dealer and simultaneously agrees to repurchase an essentially similar security at a predetermined price on a designated future date.

              "Multiemployer Plan" shall mean a multiemployer plan defined as such in section 3(37) of ERISA to which the Company or any ERISA Affiliate is obligated to make, or has made or has been obligated to make within the preceding six years, contributions and which is covered by Title IV of ERISA.

              "NAIC" shall mean the National Association of Insurance Commissioners or any successor thereto.

              "Net Income" shall mean, for any Person, for any period, the consolidated net income of such Person and its Consolidated Subsidiaries, determined in accordance with GAAP for such period.

              "Net Worth" shall mean, for the Company and its Consolidated Subsidiaries, on any date, the sum (determined on a consolidated basis without duplication in accordance with GAAP) of the following:

                     (a)  total shareholders' equity, plus

                     (b) to the extent not included in total shareholders' equity, Preferred Stock other than Mandatorily Redeemable Stock,

each as reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, provided that, for purposes of calculating "Net Worth", there shall be excluded from total shareholders' equity unrealized gains and losses on securities available for sale as reflected on such consolidated balance sheet.

              "Notes" shall mean the RC Notes and Bid Rate Notes provided for by Section 2.08.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              "PennCorp Services" shall mean PennCorp Financial Services, Inc., a Delaware corporation and a direct Wholly-Owned Subsidiary of the Company.

              "Permitted Restrictive Covenant" shall mean (i) any covenant or restriction contained in any Loan Document, (ii) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of the Company if the same is not created in contemplation thereof, (iii) any covenant or restriction of the type contained in Section 8.07 that is contained in any Contract evidencing or providing for the creation of or concerning purchase money Indebtedness; provided, however, that any such covenant or restriction shall be limited in effect to the property in respect of which such purchase money Indebtedness was incurred, (iv) any covenant or restriction in effect on the Agreement Date, or (v) any covenant or restriction that (A) is not more burdensome than an existing Permitted Restrictive Covenant that is a Permitted Restrictive Covenant by virtue of clause (ii), (iii), (iv) or (v), (B) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and
(C) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

              "Person" shall mean any individual, sole proprietorship, corporation, partnership, limited liability company, trust, unincorporated organization, voluntary association, joint venture, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof and, for the purpose of the definition of "ERISA Affiliate," any trade or business.

              "PIC" shall mean Professional Insurance Corporation, a Florida corporation, which for the purposes of this Agreement shall be deemed to be a Wholly-Owned Subsidiary of the Company.

              "Plan" shall mean an employee benefit or other plan established or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

              "Pledged Securities" shall mean the capital stock of each direct Subsidiary of the Company.

              "Post-Default Rate" shall mean, for any day, a rate per annum equal to 2% above the Base Rate.

              "Preferred Stock" shall mean (a) any class of shares of the Company ranking prior to at least one other class of capital stock of the Company as to the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and (b) any securities convertible into, or exchangeable for, or options, warrants or other rights to acquire any shares referred to in clause (a).

              "Prime Rate" shall mean the prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York's lowest rate of interest.

              "Principal Office" shall mean the principal office of the Administrative Agent and BNY, presently located at One Wall Street, New York, New York 10286.

              "Property" shall mean property of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), and whether owned on, or acquired on or after, the Agreement Date.

              "Quarterly Dates" shall mean the first Business Day of January, April, July and October in each year.

              "RC Borrowing" shall mean a borrowing resulting in the making of RC Loans hereunder.

              "RC Loan" shall mean a revolving credit loan provided for by
Section 2.01(a).

              "RC Note" shall mean a promissory note in the form of Exhibit A.

              "Reference Banks" shall mean BNY, The Chase Manhattan Bank, The First National Bank of Chicago and NationsBank, N.A. (or the Applicable Lending Office of any of them).

              "Regulations D, U and X" shall mean, respectively, Regulations D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

              "Regulatory Change" shall mean with respect to any Bank, any law, regulation, interpretation, directive, request or guideline (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful), whether Federal, State or foreign, or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the

Agreement Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the Agreement Date, including any such that imposes, increases or modifies any tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon a Bank by any jurisdiction (or any political subdivision thereof) in which such Bank or any of its Applicable Lending Offices is located.

              "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement (other than Reinsurance Transactions) whereby other insurers assume insurance from any Insurance Company.

              "Reinsurance Transactions" shall mean all transactions consummated by any Insurance Company after the Agreement Date with any Person other than another Insurance Company involving the reinsurance of any insurance policy then in force, other than reinsurance entered into in the ordinary course of business.

              "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (b) any category of extensions of credit or other assets which includes Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Requirement.

              "S&P" shall mean Standard & Poor's Ratings Group.

              "S&P Senior Debt Rating" shall mean (a) if the Company's long-term unsecured senior debt is rated by S&P, the rating given by S&P to such long-term unsecured senior debt and (b) if no such long-term unsecured senior debt is rated by S&P, the implied long-term unsecured senior debt rating given by S&P to the Company.

              "Safe Drivers Agency Limited" shall mean Safe Drivers Agency Limited, an English corporation and a Subsidiary of the Company.

              "SAP" shall mean, for any Insurance Company, the statutory accounting procedures or practices prescribed or permitted by the Applicable Insurance Regulatory Authority applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a), are to be used in making the calculations for purposes of determining compliance with certain terms of this Agreement.

              "Securing Parties" shall have the meaning ascribed to such term in Section 8.19.

              "Securities Act" shall mean the Securities Act of 1933, as amended (or any successor statute), and the rules and regulations promulgated thereunder.

              "Security Agreements" shall have the meaning ascribed to such term in Section 8.19.

              "Security Date" shall have the meaning ascribed to such term in
Section 8.19.

              "Security Interest" shall mean the Liens created, or purported to be created, by the Security Agreements.

              "Significant Subsidiary" shall mean, at any date: any Subsidiary which at the time of determination (i) constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the Agreement Date, or (ii) in the case of any Subsidiaries which are Insurance Companies, has Adjusted Surplus (without giving effect to any operating loss occurring within the period of 12 consecutive months ending on the date of the Company's most recent quarterly consolidated balance sheet) which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the aggregate Adjusted Surplus, without duplication, of all Subsidiaries which are Insurance Companies as adjusted to eliminate equity investments in Subsidiaries which are Insurance Companies; each as reflected on the most recent quarterly balance sheet of the Subsidiaries which are Insurance Companies, as computed in accordance with SAP.

              "Southwestern" shall mean Southwestern Financial Corporation, a Delaware corporation.

              "Southwestern Credit Agreement" shall mean the Credit Agreement, dated as of December 13, 1995, by and among Southwestern, the financial institutions signatory thereto and The First National Bank of Chicago, First Union National Bank of North Carolina, and Internationale Nederlanden (U.S.) Capital Corporation, as arrangers.

              "Southwestern Indenture" shall mean the Indenture, dated as of December 14, 1995, between the Southwestern and U.S. Trust Company of Texas, N.A., as trustee, pursuant to which the Southwestern Subordinated Notes were issued.

              "Southwestern Subordinated Notes" shall mean the Convertible Subordinated Reset Notes due 2005 representing Indebtedness of Southwestern issued pursuant to the Southwestern Indenture in the aggregate original principal amount of $40,000,000.

              "Statutory Statement" shall mean, for any Insurance Company, for any fiscal year of such Insurance Company, the most recent annual statement required to be filed with the Applicable Insurance Regulatory Authority and, for any fiscal quarter of such Insurance Company, the quarterly statement required by Section 8.01(c), which quarterly statement shall be prepared in accordance with statutory accounting practices.

              "Subordinated Notes" shall mean the 9.25% Senior Subordinated Notes due 2003 representing Indebtedness of the Company issued pursuant to the Indenture in the aggregate original principal amount of $150,000,000.

              "Subsidiary" shall mean, for any Person, any other Person (i) securities of which having ordinary voting power to elect a majority of the board of directors (or other Persons having similar functions) (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time, directly or indirectly, owned or controlled by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) other ownership interests of which ordinarily constituting a majority voting interest, including any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% are, at the time, owned or controlled, directly or indirectly, by such Person, it being understood that none of the Knightsbridge Companies shall be a Subsidiary of the Company. "Wholly-Owned Subsidiary" shall mean (a) any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled, directly or indirectly and (b) any such partnership in which such Person and its Affiliates shall have 100% of such interests, provided that for the purposes of this Agreement, PIC shall be deemed to be a Wholly-Owned Subsidiary of the Company.

              "Surplus" shall mean, for any Insurance Company, on any date, the amount (determined in accordance with SAP) of such Insurance Company's surplus (which amount is shown, in the case of U.S.-domiciled Insurance Companies, at the Agreement Date on the most recent Statutory Statement of each Insurance Company at page 3, line 37, column 1) as at the last day of the fiscal quarter of such Insurance Company ending on or most recently ended prior to such date.

              "Surplus Note" shall mean any surplus promissory note issued by an Insurance Company to the Company or any Subsidiary of the Company none of the ownership interests in which is either directly or indirectly owned by an Insurance Company.

              "Surplus Note Company" shall mean each payor under a Surplus
Note.

              "Tax" shall mean any federal, state or foreign income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever imposed upon a Person or upon its assets, revenues, income or profits, including interest, penalties and other additions to such items, but does not include any Excluded Tax.

              "Tier" shall mean any of Tier I, Tier II, Tier III, Tier IV, Tier V and Tier VI.

              "Tier I" shall apply for so long as the Company's S&P Senior Debt Rating is A- or better or the Company's D&P Senior Debt Rating is A- or better.

              "Tier II" shall apply for so long as the Company's S&P Senior Debt Rating is BBB+ or the Company's D&P Senior Debt Rating is BBB+.

              "Tier III" shall apply for so long as the Company's S&P Senior Debt Rating is BBB or the Company's D&P Senior Debt Rating is BBB.

              "Tier IV" shall apply for so long as the Company's S&P Senior Debt Rating is BBB- or the Company's D&P Senior Debt Rating is BBB-.

              "Tier V" shall apply for so long as the Company's S&P Senior Debt Rating is BB+ or the Company's D&P Senior Debt Rating is BB+.

              "Tier VI" shall apply for so long as the Company's S&P Senior Debt Rating is less than BB+ and the Company's D&P Senior Debt Rating is less than BB+ and for so long as the Company's Indebtedness is not rated by either or both of S&P and D&P.

              "Total Adjusted Capital" shall have the meaning ascribed thereto in the Model Act.

              "Unrecognized Retiree Welfare Liability" shall mean, with respect to plans, agreements or arrangements sponsored or maintained by the Company or its Affiliates that provide retiree medical benefits or other postretirement benefits other than pensions, the amount of the transition obligation, determined in accordance with Paragraph 110 of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS No. 106), that has not been recognized as an expense in the consolidated financial statements of the Company and its Affiliates.

              "Washington National" shall mean Washington National Corporation, a Delaware corporation.

              1.02  Accounting Terms and Determinations.

              (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with (in the case of the Company and its Subsidiaries on a consolidated basis) generally accepted accounting principles or (in the case of the Insurance Companies) statutory accounting practices, as the case may be, applied on a basis consistent with that used in the preparation of the latest corresponding financial statements furnished to the Banks hereunder (which, for the first financial statements furnished pursuant to Section 8.01, shall mean the financial statements referred to in Section 7.02). If any changes in accounting principles from those in effect on the Agreement Date are adopted which result in a change in the method of calculation of any of the financial covenants, standards or terms in this Agreement, the parties agree to enter into negotiations to determine whether such provisions require amendment and, if so, the terms of such amendment so as to equitably reflect such changes. Until a resolution thereof is reached, all calculations made for the purposes of determining compliance with the terms of this

Agreement shall (except as otherwise expressly provided herein) be made by application of (in the case of the Company and its Subsidiaries on a consolidated basis) generally accepted accounting principles or (in the case of the Insurance Companies) statutory accounting practices, as the case may be, applied on a basis consistent with that used in the preparation of the annual or quarterly financial statements furnished to the Banks pursuant to Section
8.01 unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01, shall mean the financial statements referred to in Section 7.02).

              (b) To the extent not otherwise provided in the annual or quarterly financial statements delivered pursuant to Section 8.01 or in the notes attached thereto, the Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section
8.01 a description in reasonable detail of any material variation between the application of accounting principles or practices employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.

              (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

              1.03 Types of Loans. Loans hereunder are distinguished by "type". The "type" of a Loan refers to whether such Loan is a Bid Rate Loan, an RC Loan, a Base Rate Loan or a Eurodollar Loan, each of which constitutes a "type" of Loan. Each Eurodollar Loan or Bid Rate Loan having an Interest Period different from that of any other Eurodollar Loan or Bid Rate Loan, as the case may be, shall also be a different "type" of Loan.

              Section 2.  Commitments.

              2.01  Loans.

              (a) RC Loans. Upon the terms and subject to the conditions of this Agreement, each Bank severally and not jointly agrees to make, at any time and from time to time during the period from the Agreement Date to, but not including, the Maturity Date, one or more RC Loans to the Company in an aggregate unpaid principal amount, together with the aggregate amount of such Bank's pro rata shares (determined in accordance with Section 2.02(b)(vii)) of all Bid Rate Loans then outstanding, not exceeding such Bank's Commitment at such time. Subject to the terms and conditions of this Agreement, the RC Loans may, at the option of the Company, be made as Base Rate or Eurodollar Loans, or any combination thereof, and the Company may Convert RC Loans of one type into RC Loans of another type or Continue Eurodollar Loans (as provided in Section 2.09); provided that no more than 10 Eurodollar Loans may be outstanding from each Bank at any one time. Subject to the conditions set forth in Section 6 and to the other terms and conditions of this Agreement, the Company may borrow and reborrow RC Loans under Section 2.02 and prepay RC Loans under Section 3.03(a).


              (b) Bid Rate Loans. Upon the terms and subject to the conditions of this Agreement, in response to each request for Bid Rate Loans, each Bank may, but shall not be obligated to, submit one or more offers to make Bid Rate Loans as provided in Section 2.02(b); provided that the aggregate unpaid principal amount of all Bid Rate Loans and all RC Loans shall not exceed at any time the aggregate amount of the Commitments at such time.

              2.02  Borrowing.

              (a) RC Loans. The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice of each RC Borrowing hereunder as provided in Section 4.05. Not later than 1:00 p.m. (New York City time) on the date specified for the RC Borrowing hereunder, each Bank shall make available the amount of the RC Loan to be made by it on such date to the Administrative Agent in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company not later than 2:00 p.m. (New York City time) on the date specified for the RC Borrowing, by depositing the same, in immediately available funds, in an account of the Company maintained with BNY at its Principal Office designated by the Company.

              (b)  Bid Rate Loans.  With respect to Bid Rate Loans:

                     (i) (A) The Company shall give the Administrative Agent a request (which shall be irrevocable) for Bid Rate Loans no later than 10:00 a.m. (New York time) on the Business Day prior to the requested date for the making of the requested Bid Rate Loans.

                            (B) Each such request shall be submitted in the form of Schedule 2.02(b)(i) and shall specify (1) the requested date for the making of the requested Bid Rate Loans, (2) the aggregate principal amount of each of the requested Bid Rate Loans and (3) the maturity dates (each of which shall be a Business Day (x) no earlier than 7 days and no later than 180 days after the requested date for the making of the requested Bid Rate Loans and (y) no later than the Maturity Date) of the requested Bid Rate Loans.

                            (C) Upon receipt of a timely request for Bid Rate Loans on a Business Day, the Administrative Agent shall notify each Bank of the contents thereof no later than 3:00 p.m. (New York time) on such Business Day.

                     (ii) (A) Each Bank may, in its sole and absolute discretion, submit one or more offers to make each type of requested Bid Rate Loan in response to a request for Bid Rate Loans. Offers shall be irrevocable (but Loans to be made pursuant thereto shall be subject to Section 6), except with the written consent of the Administrative Agent given on the written instructions of the Company, and may not be modified, except to correct a manifest error that has not been reasonably relied upon by the Company.

                            (B)  Offers shall (1) be submitted in the form of
       Schedule 2.02(b)(ii), (2) identify the Bank making such offer, (3) identify the request for Bid Rate Loans to which such offer relates, (4) specify the rate of interest per annum that such Bank is willing to offer in response to such request, (5) specify the principal amount, or the maximum and minimum (subject to the second to last sentence of Section 2.02(b)(iii)(A)) principal amounts, of the requested types of Bid Rate Loans such Bank is willing to make at such rates, which amounts, singly or in the aggregate, may exceed such Bank's Commitment at such time and (6) be submitted by telecopier, to the Administrative Agent no later than 10:00 a.m. (New York time) on the requested date for the making of the requested Bid Rate Loans, except that offers for requested Bid Rate Loans submitted by the Administrative Agent (or any Affiliate of the Administrative Agent), in its capacity as a Bank, may, and may only, be submitted to the Company not later than one half hour prior to the deadline applicable to the other Banks. No offer submitted by a Bank may contain qualifying, conditional or similar language or contain proposed terms other than those specified in this paragraph
       (ii).

                            (C) No later than 10:30 a.m. (New York time) on the requested date for the making of the requested Bid Rate Loans, the Administrative Agent shall notify the Company of the contents of (i) all offers received by the Administrative Agent on or prior to 10:00 a.m. (New York time) on such day from the other Banks and (ii) any offer submitted by the Administrative Agent, in its capacity as a Bank, on such day not later than one half hour prior to the deadline applicable to the other Banks.

                     (iii) (A) Not later than 11:00 a.m. (New York time) on the requested date for the making of the requested Bid Rate Loans, the Company shall notify the Administrative Agent (which notice shall be irrevocable except, with respect to notices that have not yet been reasonably relied upon by any Bank, in the case of manifest error) of the offers, if any, of which it has received notice from the Administrative Agent that the Company is accepting. Each offer that the Company has not notified the Administrative Agent by such time that it is accepting shall be deemed to have been rejected. The Company may accept or reject any offer in whole or in part; provided that (1) the aggregate principal amount of offers accepted with respect to each requested type of Bid Rate Loan may not exceed the principal amount specified for such type in the request therefor, (2) the aggregate principal amount of any offer by any Bank accepted with respect to a requested type of Bid Rate Loan may not exceed the maximum, nor be less than the minimum (except in the circumstance described in the following sentence), aggregate principal amount thereof specified in such Bank's offer with respect to such type of Bid Rate Loan and (3) offers may be accepted only on the basis of ascending rates of interest. If identical offers are made by two or more Banks with respect to the same type of requested Bid Rate Loans for a greater aggregate principal amount than the amount accepted by the Company, the principal amount accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (but in such multiples as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Such determination by the Administrative Agent shall be conclusive in the absence of manifest error.

                            (B) Upon receipt of any notice from the Company accepting any offer or offers, the Administrative Agent shall promptly notify each of the Banks that also submitted offers in response to the applicable request whether its offers were accepted or rejected and, if any of such Bank's offers were accepted, shall identify such offers and the respective amounts thereof accepted.

                     (iv) (A) Not later than 1:00 p.m. (New York time) on the date for the making of the requested Bid Rate Loans, each Bank shall make the amount of the Bid Rate Loan or Loans to be made by such Bank available to the Administrative Agent, in Dollars in funds immediately available to the Administrative Agent at its Principal Office.

                            (B) Unless otherwise specified in the applicable request, Bid Rate Loans shall be disbursed by the Administrative Agent not later than 3:00 p.m. (New York time) on the date specified therefor and shall be applied as follows in the following order: first, to repay Bid Rate Loans maturing or matured as of such date, second, to prepay RC Loans with respect to which a notice of prepayment shall have been duly given in accordance with Section 3.03 and third, by credit to an account of the Company at the Administrative Agent's Principal Office or in such other manner as may have been specified to and as shall be acceptable to the Administrative Agent, in each case in Dollars in funds immediately available to the Company or the appropriate Bank, as the case may be.

                     (v) If (A)(1) the Company shall, on the requested day for the making of the requested Bid Rate Loans, fail to accept offers, in an aggregate amount sufficient to repay a Bid Rate Loan or Loans maturing or matured as of such day, or (2) if bids submitted in response to a request for Bid Rate Loans are in an aggregate amount insufficient to pay a Bid Rate Loan or Loans maturing or matured as of the requested day for the making of such requested Bid Rate Loans and (B) Bid Rate Loans maturing on such day shall not otherwise be repaid on such day, the Company shall, unless it provides written notice to the Administrative Agent to the contrary by 11:00 a.m. (New York time) on such day, be deemed to have duly requested Base Rate Loans to be made on such date in an amount sufficient to repay the balance of such maturing and matured Bid Rate Loan or Loans.

                     (vi) The parties may, by agreement among the Company, the Administrative Agent and each of the Banks, adopt in writing alternative procedures (including alternative time schedules) for requesting, offering and consummating Bid Rate Loans.

                     (vii) Each Bid Rate Loan shall be deemed a utilization of the Commitment of each Bank in an amount equal to such Bank's pro rata share (determined in accordance with its Commitment) of the aggregate outstanding amounts of Bid Rate Loans, whether or not such Bank shall have made any Bid Rate Loan, and notwithstanding the amount of any Bid Rate Loan made by such Bank.

              2.03 Non-Receipt of Funds from a Bank. Unless the Administrative Agent shall have received notice from a Bank prior to 12:00 noon (New York City time) on the requested date for the making of any Loans that such Bank will not make available to the Administrative Agent the Loans requested to be made by such Bank on such date, the Administrative Agent may assume that such Bank has made such Loans available to the Administrative Agent on such date in accordance with Section 2.02 and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Company on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Administrative Agent the Loans requested to be made by such Bank on such date and the Administrative Agent shall have so made available to the Company a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Company until the date such amount shall have been repaid to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Bank does not pay such corresponding amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately repay such corresponding amount to the Administrative Agent together with accrued interest thereon (but without premium, penalty or compensation payable pursuant to Section 5.05).

              2.04 Changes of Commitments. The Company shall have the right to terminate or reduce the aggregate amount of the Commitments at any time or from time to time, provided that: (i) the Company shall give notice of each such termination or reduction as provided in Section 4.05, (ii) each partial reduction shall be in an aggregate principal amount of at least $3,000,000 and in integral multiples of $1,000,000 in excess thereof and (iii) the Company may not reduce the Commitments to an amount less than the aggregate amount of Loans outstanding.

              2.05 Fees. The Company shall pay to the Administrative Agent for the pro rata account of each Bank, a non-refundable facility fee on the daily amount of such Bank's Commitment (whether or not used) for each day from the Agreement Date through the Maturity Date at a rate per annum corresponding to the Tier with the highest debt rating applicable on such day, as set forth below:

                            Tier                         Facility Fee
                            ----                         ------------
                            Tier I                          0.100%
                            Tier II                         0.125%
                            Tier III                        0.125%
                            Tier IV                         0.175%
                            Tier V                          0.250%
                            Tier VI                         0.300%;

provided that if two Tiers would be applicable on any day and (i) such Tiers are more than one Tier apart or (ii) Tier VI is one of the applicable Tiers as a result of the Company's Indebtedness not being rated by one of D&P and S&P, the applicable rate per annum for such day shall be the rate per annum set forth above for the Tier that is one Tier below the higher of such two Tiers (it being understood that Tier I is the highest Tier). Such facility fee shall be payable in arrears on each Quarterly Date, on the Maturity Date and (without duplication) on the date of any reduction or termination of such Commitment (to the extent accrued and unpaid on the amount of the reduction).

              2.06 Lending Offices. Each type of Loan made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

              2.07 Several Obligations; Remedies Independent. The failure of any Bank to make the Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank. Subject to the last paragraph of Section 9, the amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes held by it, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

              2.08  Notes.

              (a) The RC Loans and Bid Rate Loans made by each Bank and the Company's obligation to repay such Loans with interest in accordance with this Agreement shall be evidenced by this Agreement, the records of such Bank and promissory notes of the Company in substantially the form of Exhibit A and Exhibit B hereto, respectively, each dated the Closing Date of the initial Loan hereunder and otherwise duly completed. The type (and amount thereof), interest rate and Interest Period (if applicable) of each RC Loan and Bid Rate Loan, made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the applicable Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof, but failure to do so shall not affect the rights or obligations of such Bank or the Company under this Agreement. The records of each Bank shall be prima facie evidence of such Bank's Loans and accrued interest thereon and of all payments made in respect thereof, absent manifest error.

              (b) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 11.06(b) or Section 11.06(c).

              2.09  Conversions or Continuations of Loans.  (a)   Subject to
Section 4.04, the Company shall have the right to Convert all or part of the principal amount of RC Loans of one type into RC Loans of another type or Continue Eurodollar Loans, at any time or from time to time, provided that (i) the Company shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 4.05 and (ii) Eurodollar Loans may be Converted only on the last day of an Interest Period therefor.

              (b) Notwithstanding anything to the contrary contained in paragraph (a) of this Section 2.09, during a Default, the Administrative Agent may notify the Company that RC Loans may only be Converted into or Continued as RC Loans of certain specified types and, from and including the third Business Day following the Company's receipt of such notice, until no Default shall continue to exist, RC Loans may not be Converted into or Continued as RC Loans of any type other than one or more of such specified types.

              (c) RC Loans may not be converted into Bid Rate Loans and Bid Rate Loans may not be converted into RC Loans or continued from one Interest Period to another Interest Period.


              Section 3.  Payments of Principal and Interest; Prepayments.

              3.01  Repayments.

              (a) Subject to Section 3.01(b), the RC Loans made by a Bank outstanding on the Maturity Date shall mature and become due and payable, and shall be repaid in full by the Company, on the Maturity Date. Such repayment shall be in an amount equal to the amount of such Bank's RC Loans then outstanding, together with accrued and unpaid interest thereon and all other debts, obligations and liabilities of the Company to such Bank and, if such Bank is BNY, to the Administrative Agent, under or arising out of the Loan Documents and outstanding on the Maturity Date.

              (b) Bid Rate Loans shall mature and become due and payable, and shall be repaid in full by the Company, on the earlier of (i) the respective maturity dates thereof specified in accordance with Section 2.02(b)(i)(B) and
(ii) the Maturity Date.

              (c) On the date of any termination of all of the Commitments pursuant to Section 2.04, the Company shall repay all outstanding Loans, together with accrued and unpaid interest thereon, and all other outstanding debts, obligations and liabilities owing by the Company to the Banks and the Administrative Agent under or arising out of the Loan Documents.

              3.02  Interest.

              (a) RC Loans. The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each RC Loan made by such Bank for the period from and including the funding date of such RC Loan to but excluding the date on which such RC Loan shall be paid in full, at the following rates per annum:

                     (i) during any period such RC Loan is a Base Rate Loan, the Base Rate (as in effect from time to time); and

                     (ii) during any period such RC Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Eurodollar Loan for such Interest Period plus the Applicable Margin.

              (b) Bid Rate Loans. Each Bid Rate Loan shall bear interest on the outstanding principal amount thereof at the rate determined in accordance with Section 2.02(b).

              (c) Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent, for the account of each Bank, interest to the maximum extent permitted by Applicable Law at the applicable Post-Default Rate on any payment of principal of or interest on any Loan or Note or of any other amount owing under this Agreement, that shall not be paid in full when due (whether at stated maturity, by reason of notice of prepayment or acceleration or otherwise), (i) in the case of any such amounts whose due date is specified in the document providing for the payment of such amounts, for the period from and including the due date thereof to but excluding the date on which the same is paid in full (whether before or after judgment) and (ii) in all other cases, for the period from and including the third Business Day following the Company's receipt of notice from the Administrative Agent that any such amounts are due and payable, to but excluding the date on which the same is paid in full (whether before or after judgment).

              (d) Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly in arrears on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of a Bid Rate Loan on the last day of such Loan's Interest Period, and, if such Interest Period is longer than 90 days, on the date which is 90 days after the first day of such Interest Period and (iv) in the case of any Loan, when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) or Converted to a Loan of another type (but only on the principal amount so due or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company, provided that the failure by the Administrative Agent to give such notice shall not affect the Company's obligations hereunder.

              (e) Nothing contained in the Loan Documents shall require the Company at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Company on any date would exceed the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount (the "Maximum Rate"). Notwithstanding the foregoing, if for any period of time interest payable pursuant to the Loan Documents or any letter, agreement or other document providing for the payment of fees or other amounts by the Company to the Administrative Agent or the Banks in connection with the Loan Documents, is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such amounts shall remain at the Maximum Rate until each Bank shall have received the amount of interest which such Bank would have received during such period had the rate of interest not been limited to the Maximum Rate during such period. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans.

              3.03  Prepayments.

              (a) Optional Prepayments. Subject to Sections 4.04 and 4.05, upon notice to the Administrative Agent, the Company may, at any time and from time to time, prepay the RC Loans in whole or in part. Amounts to be prepaid pursuant to this Section 3.03(a) shall irrevocably be due and payable on the date specified in the applicable notice of prepayment and shall be applied to RC Loans in accordance with the instructions of the Company set forth in the applicable notice of prepayment. Bid Rate Loans may not be prepaid in whole or in part.

              (b) Payments Required Upon Prepayments. Each prepayment of RC Loans made pursuant to this Section 3.03 shall be without premium or penalty, except that (i) any prepayment of Eurodollar Loans shall be subject to the provisions of Section 5.05 and (ii) accrued but unpaid interest shall be payable on the amount prepaid in accordance with Section 3.02.


              Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

              4.01  Payments.

              (a) Except to the extent otherwise provided herein, all payments of principal, interest and fees to be made by the Company under this Agreement and the Notes and any other amounts payable by the Company to the Administrative Agent and the Banks under the Loan Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 803-3297-689 maintained by the Administrative Agent with BNY at its Principal Office, or at such other address as the Administrative Agent may designate by notice to the Company not later than 1:00 p.m. (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

              (b) Any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by the Company by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company) with the Company remaining liable for any deficiency, and the Company hereby expressly so authorizes the Administrative Agent and each Bank.

              (c) The Company shall, at the time of making each payment under this Agreement or any Note for the account of any Bank, specify to the Administrative Agent (which will so notify such Bank) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, such Bank may apply such payment received by it from the Administrative Agent to such amounts then due and owing to such Bank hereunder as such Bank may determine), but in all cases such payments shall be applied to avoid, to the extent reasonably possible, charges under Section 5.05.

              (d) Except as otherwise specifically provided in this Agreement, each payment received by the Administrative Agent under this Agreement, any Note or any other Loan Document for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds.

              (e) If the due date of any payment under this Agreement, any Note or any other Loan Document would otherwise fall on a day which is not a Business Day, such date shall be the next succeeding Business Day unless, in the case of a payment of the principal of Eurodollar Loans, such extension would cause payment to be made in the next calendar month, in which case such date shall be the next preceding Business Day. If the date on which any payment hereunder, under any Note or under any of the other Loan Documents is due is extended (whether by operation of any Loan Document or any Note, Applicable Law or otherwise) such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

              4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under Section 2.01(a) shall be made from the Banks, each payment of facility fees under Section 2.05 shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) the making, Conversion and Continuation of RC Loans of a particular type (other than Conversions provided for by Section 5.04) shall be made pro rata among the Banks according to the amounts of their respective Commitments and the then current Interest Period for each RC Loan of such type shall be coterminous; (c) each payment or prepayment of principal of RC Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the RC Loans held by the Banks; and (d) each payment of interest on RC Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Banks.

              4.03 Computations. Interest on Base Rate Loans calculated on the basis of the Federal Funds Rate, interest on Eurodollar Loans, interest on Bid Rate Loans, and fees set forth herein shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans calculated on the basis of the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

              4.04 Minimum Amounts. Except for borrowings, Conversions, Continuations or prepayments made pursuant to Sections 5.04, each borrowing, Conversion, Continuation and prepayment of principal of RC Loans shall be in an aggregate principal amount of at least $3,000,000 (or in the case of a prepayment of principal of RC Loans, any lesser amount equal to the amount of RC Loans or the amount of RC Loans of a specified type outstanding or, in the case of each borrowing, in any lesser amount equal to the unused Commitments) and in integral multiples of $1,000,000 in excess thereof (Conversions or prepayments of or into RC Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans of each type having the same Interest Period shall be greater than or equal to the lesser of (i) $3,000,000 and (ii) the aggregate amount of the Commitments available at such time and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Eurodollar Loans shall be Converted to Base Rate Loans at the beginning of such period.

              4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and prepayments of RC Loans, and of the type of RC Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than noon New York time on the number of Business Days specified below prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or prior to the first day of the relevant Interest
Period:

                                                              Number of Business
                                                              Days' Prior Notice
                                                              ------------------
              Termination or reduction
              of the Commitments                                       3

              Borrowing or prepayment of,
              or Conversions into,
              Base Rate Loans                                          1

              Borrowing or prepayment of,
              Conversions into, Continuations
              of, or duration of Interest
              Period for, Eurodollar Loans                             3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the RC Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and type of each RC Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the RC Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the type of RC Loan, or the duration of any Interest Period, for any Eurodollar Loan within the time period and otherwise as provided in this Section 4.05, such RC Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such RC Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

              4.06 Non-Receipt of Funds from the Company. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks under the Loan Documents that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Bank on such due date a corresponding amount with respect to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent and the Administrative Agent shall have so distributed to any Bank a corresponding amount, such Bank shall, on demand, repay to the Administrative Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate.

              4.07  Sharing of Payments, Etc.

              (a) The Administrative Agent and each Bank are hereby authorized by the Company, at any time and from time to time, without notice, (a) during any Event of Default, to set-off against, and to appropriate and apply to the payment of, the Liabilities of the Company under the Loan Documents (whether owing to such Person or to any other Person that is the Administrative Agent or a Bank and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by such Person or any of its Affiliates to the Company (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States), with the Company remaining liable for any deficiency and (b) during any Event of Default, to suspend the payment and performance of such Liabilities owing by such Person or its Affiliates and, in the case of Liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

              (b) (i) Each Bank agrees that, if, for any reason, including as a result of (A) the exercise of any right of counterclaim, set-off, banker's lien or similar right, (B) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a debt owed by it to the Company, including but not limited to a claim deemed secured under Section 506 of the Bankruptcy Code or under any similar section of any other law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (C) the allocation of payments by the Administrative Agent or the Company in a manner contrary to the provisions of
Section 4.02, such Bank shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal, interest or facility fees that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder, then the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Banks hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata; provided, however, that no such participation shall be deemed to have been so purchased in any Bid Rate Loans of any of the other Banks; and provided further that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of the Company from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate).

              (c) The Company expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to Section 4.07(b) shall, with respect to such participation, be entitled to all of the rights of a Bank under Sections 4.07(a), 5.01 and 11.03, and the definition of "Applicable Margin" in Section
1.01 and may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

              (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of the Company.

              (e) If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

              4.08 No Reductions. All payments due to the Administrative Agent or any Bank under the Loan Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Company thereunder, shall be made, observed or performed by the Company without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

              4.09 Taxes. (a) Except as otherwise provided herein, if any Tax is required to be withheld or deducted from, or is otherwise payable by the Company in connection with, any payment due to the Administrative Agent or any Bank under the Loan Documents, the Company (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (ii) shall pay to the Administrative Agent or such Bank, as applicable, (A) such additional amounts as may be necessary so that the net amount received by the Administrative Agent or such Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under the Loan Documents and (B) an amount equal to all Taxes payable by the Administrative Agent or such Bank as a result of payments made by the Company (whether to a taxing authority or to the Administrative Agent or such Bank) pursuant to this Section 4.09. If any Tax is withheld or deducted from, or is otherwise payable by the Company in connection with, any payment due to the Administrative Agent or any Bank under the Loan Documents, the Company shall, within 30 days after the date of such payment, furnish to the Administrative Agent or such Bank, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority.

              (b) Each Foreign Bank as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall, no later than thirty (30) days after executing this Agreement, provide to the Company and the Administrative Agent
(1) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Bank's entitlement to such exemption or reduced withholding rate with respect to payments to be made to such Foreign Bank under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such Foreign Bank stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Bank under this Agreement and within thirty (30) days after a reasonable written request of the Company or Administrative Agent from time to time thereafter, each Foreign Bank that becomes a Bank under this Agreement after the Agreement Date shall provide a Certificate of Exemption or Letter of Non-Exemption to the Company and Administrative Agent.

              (c) If a Foreign Bank is entitled to an exemption from United States withholding tax with respect to payments to be made to such Foreign Bank under this Agreement or the Notes (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to the Company and Administrative Agent within the time period set forth in the preceding paragraph, then the Company shall withhold Taxes from payments to such Foreign Bank at the applicable statutory rates and, notwithstanding any provisions to the contrary in Section 4.09(a), shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Bank of a Certificate of Exemption to the Company and the Administrative Agent.

              (d)  Before making any demand for an additional payment under
Section 4.09(a), each Bank shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if such designation would avoid the need for or reduce the amount of any payments that the Company must make under Section 4.09(a) and would not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America; provided, however, that if such Bank shall not designate a different lending office as provided above, the Company may, on ten (10) Business Days' prior written notice to the Administrative Agent and such Bank, cause such Bank to (and such Bank shall, upon payment in full by the assignee Bank of all amounts outstanding in respect of such Bank's Loan, including accrued interest thereon, all amounts payable pursuant to Section 5.05 and all other amounts due and payable to such Bank hereunder) assign (against payment of principal, accrued and unpaid interest and other amounts due to such Bank) all of its rights and obligations under this Agreement and related documents to a bank or other entity selected by the Company and approved by the Administrative Agent, which approval shall not be unreasonably withheld.


              Section 5.  Yield Protection and Illegality.

              5.01  Additional Costs, Etc.

              (a) The Company shall pay directly to the Administrative Agent for the account of each Bank from time to time such amounts as such Bank may determine in good faith to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Eurodollar Loans or Bid Rate Loans or its obligation to make any Eurodollar Loans or Bid Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                     (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                     (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01), or any commitment of such Bank (including the Commitment of such Bank hereunder); or

                     (iii) imposes any other condition affecting this Agreement or either of its Notes (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to the Administrative Agent (who shall promptly send a copy of such notice to such Bank), suspend the obligation of such Bank to make or Continue Loans of the type with respect to which such compensation is requested, or to Convert RC Loans of any other type into RC Loans of such type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

              (b)   Without limiting the effect of the provisions of paragraph
(a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make or Continue, or to Convert RC Loans of any other type into, RC Loans of such type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

              (c) A Bank's Bid Rate Loans of any type shall bear interest at the Base Rate commencing, in the case of clause (i) below, on the last day such Bank may lawfully continue to maintain Bid Rate Loans of that type, and in the case of clause (ii) below, on the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction, if:

               (i) at any time such Bank determines in good faith that any Regulatory Change enacted after the date of the making of such Bid Rate Loans makes it unlawful for such Bank or its Applicable Lending Office to maintain any Bid Rate Loan of that type, or to comply with its obligations hereunder in respect thereof; or

              (ii) such Bank determines in good faith that, by reason of any Regulatory Change enacted after the date of the making of such Bid Rate Loans, such Bank or its Applicable Lending Office is restricted, directly or indirectly, in the amount that it may hold of (A) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Bid Rate Loans of that type is directly or indirectly determined, or (B) the category of assets that includes Bid Rate Loans of that type.

Each Bank shall notify the Company and the Administrative Agent of the existence or occurrence or any condition or circumstance specified in clauses
(c)(i) and (c)(ii) above applicable to such Bank's Bid Rate Loans as promptly as practicable, but in any event not later than the earlier of (i) the date that is 60 days after such Bank obtains actual knowledge of such condition or circumstance and (ii) the date that is 10 days after such Bank decides that its Bid Rate Loans shall bear interest at the Base Rate as provided in this Section 5.01(c) in connection with such condition or circumstance; provided that such Bank's Bid Rate Loans shall bear interest at the Base Rate as provided in this Section 5.01(c) notwithstanding the failure of such Bank to give any such notice.


              (d) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to the Administrative Agent for the account of each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or guideline (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any court or governmental or monetary authority following any Regulatory Change, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or guideline).

              (e) Each Bank will notify the Company through the Administrative Agent of any event occurring after the Agreement Date of this Agreement that will entitle such Bank to compensation under paragraph (a) or
(d) of this Section 5.01 as promptly as practicable, but in any event within 60 days after such Bank obtains actual knowledge thereof; provided, however, that if any Bank fails to give such notice within 60 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 60 days prior to the date that such Bank does give such notice; and provided, further, that each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation, will be consistent with the internal policy of such Bank and applicable legal and regulatory restrictions and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company through the Administrative Agent a certificate, signed by an officer with knowledge of and responsibility for such matters, and setting out in reasonable detail the basis, calculation and amount of each request by such Bank for compensation under paragraph (a) or (d) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a), (b), (c) or (d) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

              (f) If circumstances set forth in this Section 5.01 subsequently change so that any affected Bank shall determine that it is no longer so affected, such Bank will promptly notify the Company and the Administrative Agent, upon receipt of such notice, the obligations of such Bank to make or Continue Eurodollar Loans as, or to Convert RC Loans of any type into, Eurodollar Loans shall be reinstated.

              5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

              (a) the Administrative Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

              (b) the Majority Banks determine in good faith, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining such type of RC Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional RC Loans of such type, to Continue RC Loans of such type or to Convert RC Loans of any other type into RC Loans of such type and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding RC Loans of such type, either prepay such RC Loans or Convert such RC Loans into another type of RC Loan in accordance with Section 2.09.

              5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or Continue, or to Convert RC Loans of any other type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

              5.04 Treatment of Certain Loans. If the obligation of any Bank to make or Continue, or to Convert RC Loans of any other type into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent), provided that if any Conversion is made at the request of a Bank that is not otherwise required pursuant to the terms of this Agreement and that is not (as such Bank shall, in its sole discretion, determine) necessary as the result of any Regulatory Change, no prepayment fee or premium shall be payable hereunder and no compensation pursuant to Section
5.05 shall be payable, and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 which gave rise to such Conversion no longer exist:

              (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

              (b) all Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company (with a copy to the Administrative Agent) that the circumstances specified in Section 5.01 or 5.03 which gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all RC Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

              5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

              (a) any payment, prepayment or Conversion of a Eurodollar Loan or Bid Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9) on a date other than the last day of the Interest Period for such Loan (except as provided in Section 2.03 or 5.04); or

              (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 to be satisfied) to borrow or to Convert a Eurodollar Loan or a Bid Rate Loan from such Bank or to make any payment of principal thereof or interest thereon on the due date for such borrowing, conversion or payment.

Without limiting the effect of the preceding sentence, (i) such compensation shall include an amount equal to the excess, if any, of (x) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (if such Loan is a Eurodollar Loan) (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (y) the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) for

Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank) and (ii) such Bank shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation in excess of the amount referred to in the foregoing clause (i).

              5.06 Replacement of Bank. If (i) the Company becomes obligated to pay additional amounts described in Sections 4.09, 5.01, 5.02 or 5.03 as a result of any condition described in such Sections and payment of such amount is demanded by any Bank or any Person who purchases a participation as set forth in Section 11.06(e), (ii) any Loan of any Bank becomes subject to the actions specified in Section 5.04 or (iii) any Bank fails to fulfill its obligations under this Agreement to make any Loan, then unless a Default shall have occurred and be continuing or such Bank or such participant has theretofore taken steps that will promptly remove or cure the conditions creating the cause for such obligation to pay such additional amounts, or has revoked such election, as the case may be, the Company may, on ten Business Days' prior written notice to the Administrative Agent, who shall promptly send a copy of such notice to each Bank, cause such Bank or such participant to (and such Bank or such participant shall, upon payment in full of all amounts outstanding in respect of such Bank's Loans or such participant's participation, as appropriate, including accrued interest thereon, all amounts payable pursuant to Section 5.05, and all other amounts due and payable to such Bank or such participant hereunder) assign pursuant to Section 11.06 all of its rights and obligations under this Agreement to a Bank or other entity selected by the Company and reasonably acceptable to the Administrative Agent.


              Section 6.  Conditions Precedent.

              6.01 Initial Borrowing. The obligation of each Bank to make its initial Loan hereunder is subject to the following conditions precedent, each of which shall have been fulfilled to the satisfaction of such Bank:

              (a) Corporate Action. (i) The Administrative Agent shall have received, with a copy for each Bank, copies, certified by the Secretary of State of the applicable jurisdiction as of a recent date, of (A) the Certificate of Incorporation of the Company, and (B) good standing certificates issued by the respective jurisdictions of organization of the Company and each Significant Subsidiary, and

                     (ii) the Administrative Agent shall have received, with a copy for each Bank, copies, certified by a senior officer of the Company as of the Closing Date, of (A) the By-Laws of the Company and (B) all corporate action taken by the Company approving each of the Loan Documents, the transactions contemplated hereby and thereby and each borrowing hereunder (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of the Company adopted in respect of the transactions contemplated by such Loan Documents).

              (b) Incumbency. The Administrative Agent shall have received, with a copy for each Bank, a certificate of a senior officer of the Company dated the Closing Date and addressed to the Administrative Agent and each Bank, in respect of each of the officers

       (i) who is authorized to sign on its behalf the Loan Documents and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with such Loan Documents and the transactions contemplated thereby (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).

              (c) Officer's Certificate. The Administrative Agent shall have received, with a signed copy for each Bank, a certificate of a senior officer of the Company dated the Closing Date and addressed to the Administrative Agent and each Bank, to the effect set forth in clauses
       (b) and (c) of Section 6.02.

              (d) Opinion of Counsel to the Company. The Administrative Agent shall have received, with a signed copy for each Bank, (i) an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, addressed to the Administrative Agent and each Bank and (ii) an opinion of Scott D. Silverman, counsel to the Company, addressed to the Administrative Agent and each Bank, in each case dated the Closing Date and addressing such matters as requested by, and in form and substance acceptable to, the Banks.

              (e) Notes. The Administrative Agent shall have received the Notes, duly completed and executed.

              (f) Regulatory Matters. The Administrative Agent shall have received, with a signed copy for each Bank, a certificate of a senior officer of the Company, dated the Closing Date and addressed to the Administrative Agent and each Bank, confirming that the Company and its Subsidiaries have received all required authorizations and consents from all Applicable Insurance Regulatory Authorities in connection with the execution, delivery and performance in accordance with their respective terms by the Company of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

              (g) Insurance. The Administrative Agent shall have received, with a signed copy for each Bank, a certificate of a senior officer of the Company, dated the Closing Date and addressed to the Administrative Agent and the Banks (i) having attached thereto a list of all the material insurance policies maintained by the Company and its Subsidiaries and (ii) confirming (A) that each such policy is in full force and effect on and as of such date and (B) that the list accurately reflects the coverage and amount of each such policy.

              (h) No Material Adverse Effect. The Administrative Agent shall have received, with a signed copy for each Bank, a certificate of a senior officer of the Company dated the Closing Date and addressed to the Administrative Agent and each Bank stating that the consummation of the transactions described herein and in the other Loan Documents shall not have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole, or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              (i) Other Documents. Such other documents, including such other required authentications, consents, approvals, licenses or exemptions from or of, or registrations or filings with, or reports or notices to, any governmental or regulatory authority or agency, as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

              (j) Fees and Expenses. The Company shall have (i) paid when due all fees required to have been paid, on or prior to the Closing Date, to the Administrative Agent and each Bank hereunder, under any of the other Loan Documents or under any other document, agreement or letter referred to herein or therein or relating hereto or thereto and (ii) paid the then estimated amount of all reasonable costs and expenses of the Administrative Agent (including but not limited to, the reasonable fees, costs and expenses of Winthrop, Stimson, Putnam & Roberts, counsel to the Administrative Agent, and of any accountants and any other consultants engaged by it in such capacities) incurred in connection with the negotiation, execution and delivery of the Loan Documents and with the preparation, negotiation and closing of the transactions contemplated hereby and thereby.

              (k) Existing Credit Agreement. Arrangements satisfactory to the Administrative Agent shall have been made for the payment in full of all amounts owing by the Company under, and the termination of the commitments under, the Existing Credit Agreement.

              6.02 All Borrowings. The obligation of each Bank to make each Loan requested to be made by it, including the initial Loan, is subject to the determination of such Bank that each of the following conditions precedent have been fulfilled:

              (a) the Administrative Agent shall have received a notice of borrowing with respect to such Loan complying with the requirements of Sections 2.02 and 4.05.

              (b) each of the representations and warranties made by the Company in Section 7, and by the Company in each of the other Loan Documents, shall be true, complete and correct at and as of the time such Loan is to be made with the same force and effect as if made at and as of such time (except to the extent that any such representation or warranty expressly relates to a specific earlier date), both with and without giving effect to such Loan and all other Loans to be made at such time, to the other transactions contemplated thereby and to the application of the proceeds thereof;

              (c) no Default shall have occurred and be continuing at the time such Loan is to be made or would result from the making of such Loan and all other Loans to be made at such time, from the other transactions contemplated hereby or from the application of the proceeds thereof;

              (d) following the funding of the requested Loan, the aggregate principal amount of Loans outstanding hereunder shall not exceed the limitations set forth in Section 2.01;

              (e)  such Loan will not contravene any Applicable Law; and

              (f) if, following the funding of the requested Loan, the aggregate amount of all Loans outstanding hereunder would exceed $300,000,000, then, upon the application of the proceeds of such Loan, each of the following shall have occurred:

                     (i) Southwestern and each of its Subsidiaries shall have become not less than 80%-owned and controlled Subsidiaries of the Company;

                     (ii) arrangements satisfactory to the Administrative Agent shall have been made for the payment in full of all amounts owing by Southwestern under, and the termination of the commitments under, the Southwestern Credit Agreement; and

                     (iii) since September 30, 1996, there shall have been no material adverse change in the consolidated financial condition, operations or business of Southwestern and its Subsidiaries, taken as a whole, from that set forth in the consolidated balance sheet of Southwestern and its Subsidiaries as at that date heretofore furnished to the Banks.

The notice of borrowing by the Company hereunder shall constitute a certification by the Company that the conditions specified in clauses (b), (c) and (d) have been fulfilled (both as of the date of such notice and as of the time of such borrowing).


              Section 7. Representations and Warranties. The Company represents and warrants to the Banks that

              7.01 Corporate Existence. Each of the Company and its Significant Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(b) has all requisite corporate power, and has all material governmental licenses, authorization, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the character of its assets or the nature of the business conducted by it makes such qualification necessary and where failure to so qualify has had or could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              7.02 Financial Condition. (a) The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995, and the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 1996, in each case heretofore furnished to each of the Banks, are each complete and correct in all material respects and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said respective dates, and the consolidated results of operations, retained earnings and, as applicable, changes in financial position or cash flows of the Company and its Subsidiaries for the respective periods to which such statements relate, all in accordance with generally accepted accounting principles. Neither the Company nor any of its Subsidiaries had on said respective dates any material liability, contingent or otherwise, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected or provided for in said consolidated balance sheets as at said respective dates. Since December 31, 1995 and since September 30, 1996, there has been no material adverse change in the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole, from that set forth in the respective consolidated balance sheets as at said dates.

              (b) The Statutory Statements (including the notes thereto) of each Insurance Company for the year ended at December 31, 1995 and for the nine-month period ended at September 30, 1996, in each case prepared in accordance with statutory accounting practices and filed with the Applicable Insurance Regulatory Authority, fairly present the financial condition of such Insurance Company as at said dates and its results of operations for the fiscal year ended at December 31, 1995 and for the nine-month period ended September 30, 1996, respectively, in accordance with statutory accounting practices as required or prescribed by any Applicable Insurance Regulatory Authority. Since December 31, 1995 and since September 30, 1996, there has been no material adverse change in the financial condition, operations or business of the Insurance Companies, taken as a whole, from that set forth in the respective Statutory Statements as at said dates.

              7.03 Litigation. Except as set forth on Schedule 7.03, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened (nor, to the knowledge of the Company and its Significant Subsidiaries, is there any basis therefor) against or, to the best knowledge of the Company, in any other way relating to or affecting, the Company or any of its Significant Subsidiaries, any of their respective businesses or properties or any of the Loan Documents which could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              7.04 No Breach. Except for any consents listed on Schedule 7.04, none of the execution, delivery and performance in accordance with their respective terms by the Company of the Loan Documents, each borrowing hereunder, the consummation of the transactions contemplated herein and therein or compliance with the terms and provisions hereof and thereof does or (absent any change in any Applicable Law or applicable Contract) will violate, conflict with, result in a breach of, require any consent under, constitute a default under, or result in or require the creation or imposition of any Lien (other than the Security Interest) upon, any of the Property of the Company or any of its Subsidiaries under (i) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets may be bound or (ii) any Applicable Law, except for any such consent made or obtained on or prior to the

Closing Date on which the initial Loan is made hereunder, or the lack of which, singly or in the aggregate, could not reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              7.05 Corporate Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and to borrow hereunder in the amount of the unused Commitments; the execution, delivery and performance by the Company of each of the Loan Documents and each borrowing hereunder in the amount of the unused Commitments have been duly authorized by all necessary corporate action on its part, including any necessary stockholder action; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the other Loan Documents when delivered (in the case of the Notes, for value) will have been duly and validly executed and delivered by the Company and will constitute, its legal, valid and binding obligation, enforceable in accordance with their terms.

              7.06 Approvals. The execution, delivery and performance in accordance with their respective terms by the Company of each of the Loan Documents and each borrowing hereunder, whether or not in the amount of the unused Commitments do not and (absent any change in any Applicable Law or applicable Contract) will not require any authorization, consent, approval, license or exemption from or of, any registration or filing with, or any report or notice to, any governmental or regulatory authority or agency, other than
(i) those that, as of the Closing Date, have been made or obtained, as appropriate, are final and not subject to review on appeal or to collateral attack, are in full force and effect and are listed on Schedule 7.04 and copies of which have been supplied to the Banks and (ii) all UCC and other filings and recordings in respect of creation and perfection of the Security Interest required by Section 8.19.

              7.07 Use of Loans. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. If requested by the Administrative Agent (or by any Bank through the Administrative Agent), the Company will furnish to the Administrative Agent, with a copy for each Bank, a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

              7.08 ERISA. (a) As of the Agreement Date and except as disclosed on Schedule 7.08(a), the Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any Liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

              (b) As of the Agreement Date and except as disclosed on Schedule 7.08(b), neither the Company nor any of its Affiliates who are included in the Company's consolidated financial statements sponsor or maintain a plan, agreement or arrangement which could give rise to an Unrecognized Retiree Welfare Liability.

              7.09 Taxes. (a) Except as disclosed to the Banks through the Administrative Agent in writing prior to the Agreement Date, all material United States Federal, state, local and foreign tax reports, estimates and returns ("Returns") that are required to be filed by or on behalf of each of the Company, each Insurance Company, PennCorp Services and their respective Subsidiaries have been timely filed when due, all such Returns are true, correct and complete in all material respects, and all Taxes, fees or other charges due pursuant to such Returns or pursuant to any assessment received in respect of such returns have been paid. The charges, accruals and reserves on the books of each of the Company, each Insurance Company, PennCorp Services and their respective Subsidiaries as of the Agreement Date in respect of all Taxes and other governmental charges for which any Subsidiary of the Company may be liable are, in the opinion of the Company, adequate. Except as disclosed to the Banks through the Administrative Agent in writing prior to the Agreement Date, no material audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns of PennCorp Services, each Insurance Company, the Company and their respective Subsidiaries, nor has any of the above taxpayers waived any applicable statute of limitations with respect to any Taxes or Returns.

              (b) Neither the Company nor any of its non-Insurance Company Subsidiaries is a corporation exempt from taxation under section 501 of the Code, a life insurance company subject to taxation under section 801(a) of the Code, a foreign corporation (other than Safe Drivers Agency Limited, PennCorp Life Insurance Company and LaFranco Penn Life), a corporation with respect to which an election under section 936 of the Code is in effect, a regulated investment company or a real estate investment trust subject to tax under subchapter M of chapter 1 of the Code or a DISC (as defined in section 992(a)
(1) of the Code).

              (c) Each of the Subsidiaries which is an Insurance Company (other than PennCorp Life Insurance Company and LaFranco Penn Life) is a life insurance company subject to taxation under section 801(a) of the Code. No Insurance Company is a corporation exempt from taxation under section 501 of the Code, a foreign corporation (other than PennCorp Life Insurance Company and LaFranco Penn Life), a corporation with respect to which an election under section 936 of the Code is in effect, a regulated investment company or a real estate investment trust subject to tax under subchapter M of chapter 1 of the Code or a DISC (as defined in section 992(a) (1) of the Code).

              (d) To the best knowledge of the Company and its Significant Subsidiaries, since December 31, 1995 and since September 30, 1996, there has been no change in the financial condition, operations or business of the Company or any of its Subsidiaries, in any Applicable Law that applies or could reasonably be expected to apply to the Company or any of its Subsidiaries, or in any other fact or circumstance relating to or affecting the Company or any of its Subsidiaries which has had, or could reasonably be expected to have a material adverse effect on the position, status or Liability of the Company and its Subsidiaries, collectively, or the Company and the Significant Subsidiaries individually, with respect to Tax matters, on the consolidated financial condition, operations or business of the Company and its Subsidiaries taken as a whole to the extent any thereof relate to Tax matters affecting the Company and its Subsidiaries taken as a whole, on the amount of any Tax payable by the Company or any of its Subsidiaries or the timing of the payment of any such Tax, or, to the extent that they may be affected by changes relating to Tax matters, on the legal, valid, binding and enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              7.10 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              7.11 Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              7.12  Environmental Matters.  Except as disclosed in Schedule
7.12 and except for any environmental investigation, study, audit, test, review or other analysis which has not resulted and could not reasonably be expected to result in the imposition of any material Liability on the Company or its Subsidiaries, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Company or any of its Subsidiaries which have not been made available to the Banks through the Administrative Agent.

              7.13 Subsidiaries, Etc. Set forth on Schedule 7.13 is a complete and correct list, as of the Agreement Date, of all Subsidiaries of the Company (and the respective jurisdiction of incorporation of each such Subsidiary) and of all Investments held by the Company or any of its Subsidiaries (including the percentage ownership represented by such Investment) in any Affiliate and of all controlling interests held by the Company or any of its Subsidiaries in any joint venture or any partnership. As of the Agreement Date, the Company owns, free and clear of Liens, warrants, options or rights of others of any kind whatsoever, all outstanding shares of such Subsidiaries, other than directors' qualifying shares (and each such Subsidiary owns, free and clear of Liens, warrants, options or rights of others of any kind whatsoever, all shares of its Subsidiaries listed on Schedule 7.13 as owned by such Subsidiary (other than directors' qualifying shares)) and all such shares are duly authorized, validly issued, fully paid and non-assessable and the Company (or the respective Subsidiary) also owns, free and clear of Liens, warrants, options or rights of others of any kind whatsoever, all such Investments except as disclosed on Schedule 7.13 and except for Liens permitted by Section 8.07. From and after the Agreement Date, the Company or another Subsidiary, as the case may be, has the unrestricted right to vote and to receive dividends and distributions payable on or with respect to all shares listed on Schedule 7.13 as owned by the Company or such Subsidiary. Except as set forth on Schedule 7.13, no Subsidiary of the Company or any of its Subsidiaries has issued any securities convertible into shares of its capital stock.

              7.14 Material Agreements and Burdensome Provisions. Except as disclosed on Schedule 7.14:

              (a) neither the Company nor any of its Significant Subsidiaries is a party to or bound by any Contract, subject to any corporate restriction or bound by any Applicable Law that has had or could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder; and

              (b) neither the Company nor any of its Significant Subsidiaries is in default under any Contract in any manner that could materially and adversely affect the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole, or the legal, valid, binding or enforceable nature of the Loan Documents, or the ability of the Company to perform its obligations thereunder.

              7.15 Assets. Each of the Company and its Subsidiaries owns and has good title to (or, if subject to a lease, has or will have valid leasehold interest in) all of its properties and assets, free and clear of all Liens or other encumbrances of any nature other than Liens expressly permitted by
Section 8.07, except where such failure to have good title or a valid leasehold interest has not had or could not reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents, or the ability of the Company to perform its obligations thereunder.

              7.16 Compliance with Applicable Law. Except as disclosed to the Banks through the Administrative Agent in writing, each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its respective business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliance as has not had and could not reasonably be expected to have, in the aggregate, a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              7.17 Liens. (a) Schedule 8.07 lists, as of the Agreement Date, all of the Material Liens on Property of the Company or its Subsidiaries (or any income or profits therefrom).

              (b) The book value of all Liens on Property of the Company or its Subsidiaries (or any income or profits therefrom) which are not Material Liens does not exceed $10,000,000.

              7.18 No Material Adverse Effect. The consummation of the transactions described herein and in the other Loan Documents has not had and could not reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              7.19 Additional Adverse Facts. Except as disclosed to the Banks through the Administrative Agent in writing on or prior to the Agreement Date or as disclosed in the notes to the financial statements submitted by the Company to the Banks on or prior to the Agreement Date, no fact or circumstance is known to the Company, as of the Agreement Date, that, either alone or in conjunction with all other such facts and circumstances, has had or could reasonably be expected to have (so far as the Company and its Subsidiaries can foresee) a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              7.20 Accuracy of Information. All Information furnished to the Administrative Agent and each Bank by or on behalf of the Company prior to the Agreement Date in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, was complete and correct in all material respects in the light of the purpose for which the same was prepared, and, in the case of any Information the preparation of which was requested by any Bank, was complete and correct in all material respects to the extent necessary to give such Bank true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

              7.21  Restrictive Covenants.  Except for Liens permitted under
Section 8.07, except for Permitted Restrictive Covenants existing on the Agreement Date and except as disclosed on Schedule 7.21 or on any notice from the Company to the Administrative Agent entitled "Schedule 7.21 Update" (provided that such Schedule 7.21 Update shall only include Permitted Restrictive Covenants) and except for consensual agreements entered into with any Applicable Insurance Regulatory Authority, neither the Company nor any of its Subsidiaries is a party to or bound by any consensual agreement (a) limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary to (i) pay dividends or make any other distributions on shares of its capital stock held by the Company or any other Subsidiary, (ii) pay any obligation owed to the Company or any other Subsidiary, (iii) make any loans or advances to or investments in the Company or in any other Subsidiary, (iv) transfer any of its property or assets to the Company or any other Subsidiary, or (b) creating any Lien upon the property or assets of the Company or any of its Subsidiaries whether now owned or hereafter acquired or upon any income or profits therefrom.

              7.22 Security Interest. When the Administrative Agent has taken possession on behalf of the Banks of the certificates representing the Pledged Securities and the other instruments and documents as the Majority Banks shall have requested pursuant to Section 8.19 and appropriate UCC financing statements have been filed, the security interest created by the Security Agreements, when executed and delivered, will constitute a fully perfected and first priority security interest in all right, title and interest of the Securing Parties in the Collateral.

              Section 8. Covenants of the Company. The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder:

              8.01 Financial Statements. The Company shall deliver to the Administrative Agent with a copy for each of the Banks:

              (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, unaudited consolidated statements of income, retained earnings and changes in financial position (or statement of cash flow, as the case may be) of the Company and its Subsidiaries, together with unaudited statements of income and cash flow of the Company, for such period and for the period from the beginning of the respective fiscal year to the end of such period, setting forth in each case in comparative form the corresponding consolidated figures and figures of the Company as at the end of the corresponding period in the preceding fiscal year of the Company, and the related unaudited consolidated balance sheet of the Company and its Subsidiaries and balance sheet of the Company as at the end of such period, setting forth in comparative form the corresponding consolidated figures and figures of the Company for the preceding fiscal year of the Company, accompanied by a certificate of a Financial Officer of the Company stating that said financial statements fairly present in all material respects the consolidated financial condition and results of operations, as the case may be, of the Company and its Subsidiaries, and, in the case of the financial statements of the Company, the financial condition and results of operations, as the case may be, of the Company, all in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject only to normal year-end audit adjustments);

              (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (i) audited consolidated statements of income, retained earnings and changes in financial position (or statement of cash flow, as the case may be) of the Company and its Subsidiaries, together with unaudited statements of income and cash flow of the Company, for such year and the related audited consolidated balance sheet of the Company and its Subsidiaries and unaudited balance sheet of the Company, each as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures and figures of the Company for the preceding fiscal year of the Company, (ii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements (but not the financial statements of the Company) fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, as at the end of, and for, such fiscal year, accompanied by a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default and (iii) a certificate of a

       Financial Officer of the Company stating (A) that said financial statements of the Company (other than the consolidated financial statements) fairly present in all material respects the financial condition and results of operations, as the case may be, of the Company in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year and
       (B) that, in making the examination necessary for such certificate, such Financial Officer obtained no knowledge, except as specifically stated, of any Default;

              (c) as soon as available and in any event at the time the Statutory Statements of the Insurance Companies are filed with the appropriate regulatory authorities, summary Statutory Statements (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authorities) of the Insurance Companies by group (comparable from fiscal quarter to fiscal quarter) in form acceptable to the Administrative Agent for each fiscal quarter, accompanied by a certificate of a Financial Officer of the Company which certificate shall state that such financial statements present the financial condition of such Insurance Companies in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authorities;

              (d) as soon as available and in any event at the time the same are filed with the appropriate regulatory authorities, the unaudited and audited annual Statutory Statement of such Insurance Company (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority) for such year and as filed with the Insurance Department of the applicable State, accompanied by (i) a certificate of a treasurer or senior financial officer of such Insurance Company stating that said Statutory Statement presents the financial condition of such Insurance Company in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (ii) a certificate of the valuation actuary of such Insurance Company, affirming the adequacy of reserves taken by such Insurance Company in respect of future policyholder benefits as at the end of such fiscal year;

              (e) concurrently with the filing thereof, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any successor thereto);

              (f) promptly upon the mailing thereof to the shareholders of the Company generally and to the extent not previously provided to the Administrative Agent and the Banks, copies of all financial statements, reports and proxy statements so mailed;

              (g) promptly after the Company knows or has reason to know that any Default or Event of Default has occurred, a notice describing such Default in reasonable detail and stating that it is a "Notice of Default", and together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

              (h) as soon as received by the Company or any Subsidiary, (i) a copy of the final report to each Insurance Company from NAIC for each fiscal year as to such Insurance

       Company's compliance or noncompliance with each of the IRIS Tests and
       (ii) a copy of Best's rating analysis for such Insurance Company for such fiscal year;

              (i) as soon as received, a copy of any notice of termination or cancellation of any Reinsurance Agreement or arrangement (other than those entered in the ordinary course of business) to which any of the Insurance Companies is a party to the extent such termination or cancellation could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder;

              (j) copies of all material reports, filings and other materials sent to governmental authorities (including any Applicable Insurance Regulatory Authority) by the Company or any of the Insurance Companies not later than seven (7) days after such filings are made, including, without limitation, filings which seek approval of governmental authorities (including any Applicable Insurance Regulatory Authority) with respect to transactions among any of the Insurance Companies or any of their respective Affiliates;

              (k) immediately, notice of actual or threatened suspension, termination or revocation of any license (including, without limitation, any license or certificate of authority from any Applicable Insurance Regulatory Authority), permit or authorization to transact insurance and reinsurance business of the Company or any Significant Subsidiary by any governmental authority (including any Applicable Insurance Regulatory Authority), including any request by any governmental authority, which commits the Company or such Significant Subsidiary to take or refrain from taking any action or which otherwise affects the authority of the Company or such Significant Subsidiary to conduct its business, except where any such suspension, termination or revocation, singly or in the aggregate, has not had and could not in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder;

              (l) as soon as possible, and in any event within ten days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a Financial Officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                     (i) any reportable event, as defined in section 4043(c) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

                     (ii) the filing under section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                     (iii)  the institution by PBGC of proceedings under
              section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                     (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under section 4041A of ERISA;

                     (v) the institution of a proceeding by a "fiduciary" (within the meaning of Section 3(21) of ERISA) of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                     (vi) the increase of benefits under any existing plan, agreement or arrangement, or the establishment of or contribution to any new plan, agreement or arrangement, in each case by the Company or any of its Affiliates who are included in the Company's consolidated financial statements, and which in each case would have the effect of increasing the Unrecognized Retiree Welfare Liability in a manner reasonably expected to result in a material Liability; and

              (m) from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent or any Bank may reasonably request.

The Company will furnish to the Administrative Agent, with a copy for each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Financial Officer of the Company
(i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.08 through 8.13 (inclusive) as of the end of the respective quarterly fiscal period or fiscal year.

              8.02 Communication with Accountants. The Company authorizes the Administrative Agent (on behalf of the Banks) to communicate directly with its independent certified public accountants with respect to matters concerning the Company and its Subsidiaries with respect to which they have been hired by the Company, after written notice to the Company and providing the Company with the opportunity to be present (either physically or by telephone) during any such interaction and authorizes those accountants to disclose to the Banks through the Administrative Agent (subject to the foregoing) any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the business, financial condition, and other affairs of the Company and any of its Subsidiaries; provided, however, that the Administrative Agent shall not be required to notify the Company prior to any discussions with such accountants or provide for the Company to participate in such meetings after the occurrence and during the continuance of an Event of Default.

              8.03 Litigation. The Company will promptly give the Administrative Agent with a copy for each Bank notice of all pending or overtly threatened legal or arbitral proceedings, and of all pending or overtly threatened proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Significant Subsidiaries, except proceedings or developments which could not reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder.

              8.04 Corporate Existence, Etc. The Company will, and will cause each of its Significant Subsidiaries to: (a) preserve and maintain its corporate existence and all of its material rights, privileges, licenses, permits and franchises (provided that nothing in this Section 8.04 shall prohibit any transaction expressly permitted under Section 8.06), unless, in the reasonable business judgment of the Company or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises could not reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder; (b) comply with Applicable Law (including any Applicable Law relating to any employee benefit plan) if failure to comply with such requirements could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder; (c) pay and discharge when due all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; provided that the Company and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims; (d) take all actions, and obtain all authorizations, consents, approvals, licenses and exemptions from or of, make all registrations or filings with, or reports or notices to, any governmental unit, required so that the obligations of the Company and its Significant Subsidiaries under the Loan Documents will at all times be legal, valid, binding and enforceable in accordance with their respective terms; (e) maintain all of its material

Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; (f) keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles or statutory accounting practices, as the case may be, reflecting all of its financial transactions; and (g) upon reasonable notice, permit representatives of the Administrative Agent or, after the occurrence and during the continuance of a Default and provided that all Banks wishing to take any of the actions set forth in this clause (g) use reasonable efforts to take such actions collectively, as arranged by the Administrative Agent, any Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent or such Bank (as the case may be).

              8.05 Insurance. The Company will, and will cause each of its Significant Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

              8.06 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Significant Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation (other than as a form of acquisition permitted by the immediately succeeding sentence or as a form of disposition permitted by the second immediately succeeding sentence), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, and will not permit any of its Subsidiaries to, acquire (including by way of merger, consolidation or amalgamation) any business or Property from, or capital stock (other than the common stock or common stock equivalents of the Company) of, or be a party to any acquisition of, any Person except for (i) purchases or acquisitions of any Person or any property of any Person provided that the aggregate purchase price of any such purchase or acquisition, or group of related purchases or acquisitions, shall not exceed 30% of the Net Worth of the Company and its Consolidated Subsidiaries immediately prior to such purchase or acquisition and
(ii) the acquisition by the Company of Washington National for an aggregate purchase price of approximately $400,000,000; provided that such purchase price shall not include cash consideration in excess of $150,000,000; provided, further, that no Event of Default shall have occurred and be continuing both immediately before and immediately after the consummation of such acquisition. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of (including by way of merger, consolidation or amalgamation), in one transaction or a series of transactions, any part of its business or Properties, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests); provided that the Company and its Subsidiaries may sell or dispose of any Property in the ordinary course of business and the following:

              (a) any Subsidiary of the Company may be transferred to or merged or consolidated with or into the Company or any Wholly-Owned Subsidiary of the Company so long as

                       (i) the Company or such Wholly-Owned Subsidiary is the continuing or surviving corporation in the case of a merger;

                      (ii) no Subsidiary that is an Insurance Company shall be merged or consolidated with or into any Subsidiary that is not an Insurance Company; and

                     (iii) no Subsidiary shall be transferred to or merged or consolidated with or into any other Subsidiary if such transfer, merger or consolidation would materially adversely affect the ability of the Company to obtain cash, whether through dividend payments, payments on the Surplus Notes or otherwise, from its Subsidiaries; and

              (b) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise and whether through Reinsurance Agreements or otherwise) to any other Person solely to the extent that the fair market value of the Property so disposed of, together with the aggregate fair market value of all other Property of the Company or any Subsidiary disposed of within the previous 12 months (or, if shorter, the period from the Agreement Date to the date of such disposition), shall not exceed 15% of the Market Capitalization of the Company determined as of the day before the announcement of such disposition.

              8.07 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

              (a) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP or SAP, as the case may be;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

              (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

              (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which are not material in amount, and which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

              (f) Liens upon real or tangible personal property acquired in the ordinary course of business after the Agreement Date (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective Property; provided that no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the respective Property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness (other than non-recourse Indebtedness) secured by any such Lien shall at no time exceed 75% of the fair market value (as determined in good faith by a Financial Officer of the Company and certified by such Person to the Administrative Agent, with copy for each Bank) of the respective property at the time it was acquired (by purchase, construction or otherwise);

              (g) Liens arising out of Reinsurance Transactions not prohibited by this Agreement;

              (h) Material Liens existing on the Agreement Date and listed on Schedule 8.07 and any Liens existing on the Agreement Date other than Material Liens;

              (i) any extension,renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property); and

              (j) the Security Interest.

              8.08 Indebtedness. The Company will not permit any of its Subsidiaries to create, incur or suffer to exist any Indebtedness except:

              (a) Indebtedness evidenced by the Surplus Notes and other Indebtedness of Subsidiaries of the Company to the Company or to another Subsidiary;

              (b) Indebtedness of the Company's Subsidiaries which is incurred in the ordinary course of operations in an aggregate amount at any time, together with all Indebtedness of the Company's Subsidiaries outstanding at such time incurred pursuant to clause (c) of this Section 8.08, up to but not exceeding an amount equal to 5% of the Net Worth of the Company and its Consolidated Subsidiaries at such time, and any extension, renewal or replacement thereof which does not increase the principal amount of such Indebtedness and which is incurred on terms no less favorable to the Banks;

              (c) non-recourse (subject to customary exclusions and qualifications, including those for waste, failure to maintain insurance, environmental liabilities and other similar exclusions) purchase money Indebtedness of the Company's Subsidiaries in an aggregate amount at any time, together with all Indebtedness of the Company's Subsidiaries outstanding at such time incurred pursuant to clause (b) of this Section 8.08, up to but not exceeding an amount equal to 5% of the Net Worth of the Company and its Consolidated Subsidiaries at such time;

              (d) Indebtedness under the Southwestern Subordinated Notes on terms and conditions satisfactory to the Administrative Agent;

              (e)  Indebtedness under this Agreement; and

              (f)  Existing Indebtedness.

              8.09 Dividends. The Company shall, to the extent permitted by Applicable Law, cause each Subsidiary to declare and pay dividends on such Subsidiary's capital stock or make payments under its Surplus Notes, if any, such that the aggregate amount received by the Company from dividends or Surplus Note payments is sufficient to enable the Company to pay (i) the amount of principal of Indebtedness of the Company, interest in respect of Indebtedness of the Company accrued or capitalized and Charges of the Company at the time such amounts are due and payable minus (ii) an amount equal to the sum of (A) all cash or marketable securities held by the Company at the time of such declaration, (B) all payments required by Applicable Law or applicable Contract to be paid by any Subsidiary of the Company to the Company at the time such amounts are due and payable, including but not limited to payments required under the tax sharing agreements, (C) the aggregate amount of cash and marketable securities held by each direct Subsidiary of the Company available to be paid as dividends to the Company by each such Subsidiary which could be paid at the time such amounts are due and payable under the Surplus Notes without obtaining any regulatory approval and (D) to the extent that borrowings hereunder are used to pay interest in respect of Indebtedness, the amount of any borrowings that are so used.

              8.10 Leverage Ratio. The Company will not permit the Leverage Ratio to exceed 35% at any time, provided that the Leverage Ratio may increase to a percentage not in excess of 40% for a period not to exceed 90 consecutive days occurring within any period of 12 consecutive months so long as such increase does not result from a loss affecting Net Worth, provided further, however, that, notwithstanding the foregoing proviso, the Company will not permit the Leverage Ratio to exceed 35% (i) at any time if the Net Income of the Company for the period of the two consecutive fiscal quarters immediately preceding such time is less than zero or (ii) at any time unless (A) prior to such time the Company shall have consummated the acquisition of Washington National or (B) the Net Worth of the Company and its Consolidated Subsidiaries equals or exceeds $1,000,000,000 at such time. For purposes hereof, Net Income shall be calculated before taxes, realized capital gains and losses and any non-recurring charges.

              8.11 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the last day of each fiscal quarter to be less than (a) 2.0 to 1.0 where component

"A" of the definition of Interest Coverage Ratio is determined before adjustment for capital gains or losses as set forth in such definition and (b)
1.0 to 1.0 where component "A" of the definition of Interest Coverage Ratio is determined after adjustment for capital gains or losses as set forth in such definition.

              8.12 Minimum Total Adjusted Capital. (a) The Company will not permit the Total Adjusted Capital of each U.S.-domiciled Insurance Company that is a Significant Subsidiary at any time to be less than 175% of the Company Action Level Risk Based Capital for such Insurance Company.

              (b) The Company will not permit the Total Adjusted Capital of each U.S.-domiciled Insurance Company that is not a Significant Subsidiary at any time to be less than 100% of the Company Action Level Risk Based Capital for such Insurance Company.

              8.13 Consolidated Net Worth. The Company will not permit the Net Worth of the Company and its Consolidated Subsidiaries at any time to be less than the greater of (a) $650,000,000 and (b) an amount equal to (i) $650,000,000, plus (ii) 75% of the aggregate Net Income of the Company (but not less than zero) for each fiscal quarter ending during the period beginning with the Agreement Date and ending on the date of determination under this Section 8.13, plus (iii) 75% of the net proceeds of all issuances of capital stock by the Company after the Agreement Date minus (iv) 100% of the net purchase price of all repurchases by the Company of its capital stock after the Agreement Date, provided that the aggregate amount so subtracted (A) in respect of all such repurchases shall not exceed $100,000,000 and (B) in respect of all such repurchases made within any period of 12 consecutive months shall not exceed $50,000,000.

              8.14 Lines of Business. Neither the Company nor any of its Subsidiaries shall (a) engage in any line or lines of business activity other than the businesses in which they are engaged on the Agreement Date and businesses reasonably related thereto, (b) expand directly into any new markets in which they do not currently engage in business, other than into any state in the United States, any province of Canada or, in connection with providing insurance to any U.S. military personnel or their families, any other country in which such personnel are located or (c) expand into product lines which are substantially different from, or which are not reasonably related and supplemental to, those in which the Company or its Subsidiaries are presently engaged.

              8.15 Transactions with Affiliates. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, effect any transaction with any Affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in an arms-length dealing with an unrelated third party.

              8.16 Use of Proceeds. The Company will use the proceeds of the Loans solely for general corporate purposes, including, but not limited to, the repayment of all existing Indebtedness of the Company under the Existing Credit Agreement and, to the extent permitted by the terms of this Agreement, the acquisition of Washington National and Southwestern. All Loans shall be used by the Company only for legal and proper corporate purposes (duly authorized by its Board of Directors) which are consistent with all Applicable Laws.

              8.17  Modifications of Certain Documents.

              (a) The Company shall not enter into or consent to any amendment, supplement or other modification of the instruments and agreements governing any Indebtedness that adversely affects the interests of the Banks as senior creditors with respect to the Subordinated Notes or the interests of the Banks under this Agreement or any other Loan Document in any respect.

              (b) The Company shall not enter into or consent to any amendment, supplement or other modification of any of the terms of (i) the Certificate of Incorporation of the Company or (ii) the certificate or articles of incorporation of any of its Subsidiaries in a manner adverse to the interests of the Banks hereunder.

              8.18 Limitation on Restrictive Covenants. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, permit to exist, at any time, any consensual agreement limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary to
(i) pay dividends or make any other distributions on shares of its capital stock held by the Company or any other Subsidiary, (ii) pay any obligation owed to the Company or any other Subsidiary, (iii) make any loans or advances to or investments in the Company or in any other Subsidiary, (iv) transfer any of its property or assets to the Company or any other Subsidiary, or (v) create any Lien upon the property or assets of the Company or any of its Subsidiaries whether now owned or hereafter acquired or upon any income or profits therefrom, except that this Section 8.18 shall not apply to Permitted Restrictive Covenants.

              8.19 Security. On the 10th day (the "Security Date") after the first date upon which the Company's S&P Senior Debt Rating is less than BB+ and the Company's D&P Senior Debt Rating is less than BB+, the Company shall, and shall cause each holder of a Surplus Note (the Company and each such holder being collectively referred to as the "Securing Parties") to, execute and deliver one or more security agreements, in form and substance satisfactory to the Majority Banks (collectively, the "Security Agreements"), together with such other instruments and other documents as the Majority Banks may request, the possession of which is necessary or appropriate in the determination of the Majority Banks to create or perfect a security interest in favor of the Banks, effective on the Security Date, in the Collateral under Applicable Law, including but not limited to the certificates representing the Pledged Securities, together with undated stock powers for such certificates duly executed in blank, duly executed UCC-1 financing statements and an opinion of counsel for the Securing Parties with respect to the foregoing in form and substance satisfactory to the Majority Banks; provided that, unless a Default shall have occurred and be continuing, promptly after the first date upon which the Company's S&P Senior Debt Rating is BB+ or better or the Company's D&P Senior Debt Rating is BB+ or better, the Administrative Agent, on behalf of itself and the Banks, shall, at the Company's expense, execute and deliver to the Company such instruments of release, UCC termination statements and other documents (including the certificates representing the Pledged Securities and the stock powers relating thereto) as the Company may reasonably request in order to release the security interests provided for by this Section 8.19.

              8.20 Knightsbridge Companies. The Company shall not, and shall not permit any Subsidiary to, make at any time any Investment in any of the Knightsbridge Companies if (a) the fair market value of such Investment and all other then outstanding Investments, taken together, held by the Company and its Subsidiaries in the Knightsbridge Companies would exceed 20% of the Net Worth of the Company and its Consolidated Subsidiaries at such time or (b) in the case of any Investment by the Company or any of its non-Insurance Company Subsidiaries, the fair market value of such Investment and all other then outstanding Investments, taken together, held by the Company and its non-Insurance Company Subsidiaries in the Knightsbridge Companies would exceed 10% of the Net Worth of the Company and its Consolidated Subsidiaries at such time; provided, however, that this Section 8.20 shall not prohibit Investments by the Company and its Subsidiaries in the Knightsbridge Companies in an aggregate amount not in excess of $40,000,000 pursuant to the limited partnership agreement of Knightsbridge Capital Fund I, L.P. in respect of the obligations of the Company or any of its Subsidiaries (i) as a limited partner of Knightsbridge Capital Fund I, L.P. or (ii) as a member of the general partner of Knightsbridge Capital Fund I, L.P.

              Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing, whatever the reason for such event and whether it shall be voluntary or involuntary or within or without the control of the Company or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

              (a) The Company shall fail to pay any principal of any Loan or Note when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Notes; or the Company shall fail to pay any interest on any Loan or Note or any other amount payable to the Administrative Agent or the Banks by it hereunder, under the other Loan Documents or under any letter, agreement or other document providing for the payment of fees by the Company to the Administrative Agent or the Banks in connection with any of the Loan Documents, when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of such agreement or documents and such failure shall continue unremedied for three Business Days; or

              (b) The Company or any of its Subsidiaries shall default (beyond any applicable period of grace) in the payment when due and in accordance with its terms of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur, if the effect of such event is to permit (with the giving of notice, the lapse of time or both) any holder or holders thereof (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due, or be prepaid in full (whether by redemption, purchase or otherwise) prior to its stated maturity, or to cause the maturity of any such Indebtedness to be accelerated (whether or not automatically); or

              (c) A default shall be continuing under any Contract (other than a Contract relating to Indebtedness to which clause (b) of this Section 9 is applicable) binding upon the Company or any Subsidiary, except a default that, together with all other such defaults, has not had and could not reasonably be expected to have a material adverse effect on the consolidated financial position, operations or business of the Company and its Subsidiaries taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder; or

              (d) Any representation, warranty or certification made or deemed made by the Company in any Loan Document (or in any modification or supplement thereto), or any certificate furnished by, at the request of or on behalf of the Company or any Subsidiary to the Administrative Agent or any Bank pursuant to the provisions thereof shall prove to have been false or misleading as of the time made or furnished in any material respect; or

              (e) The Company shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.04(a) (insofar as such Section requires the preservation of the corporate existence of the Company), 8.04(d), 8.04(g), 8.06 through 8.13 (inclusive), 8.16, 8.17, 8.19 or 8.20; or the
Company shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty Business Days after notice thereof to the Company by the Administrative Agent (or by any Bank through the Administrative Agent); or

              (f) The Company or any of its Subsidiaries shall admit in writing its inability to pay, generally be unable to pay, or generally not be paying its debts as such debts become due; or

              (g) The Company or any of its Subsidiaries shall (i) apply for or consent to or fail to controvert in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property, domestic or foreign, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts or supervision, conservation or rehabilitation, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such bankruptcy laws or other laws, or
(vi) take any corporate action for the purpose of effecting any of the foregoing; or

              (h) A proceeding or case shall be commenced against the Company or any of its Subsidiaries, without the application or consent of any of them, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts or supervision, conservation or rehabilitation, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of the assets, domestic or foreign, of the Company or any of its Subsidiaries, or (iii) any other or similar relief in respect of the Company or such Subsidiary under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed or unstayed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order granting the relief requested in such case or proceeding against the Company or such Subsidiary (including an order for relief under such federal bankruptcy laws) shall be entered; or

              (i) A final judgment or judgments or order or orders for the payment of money in excess of $10,000,000 in the aggregate (net of any insurance or other indemnification obligations with respect to such liability owing from a Person reasonably acceptable to the Administrative Agent and which has provided written confirmation of its obligations reasonably satisfactory to the Administrative Agent) shall be rendered by a court or courts against the Company and/or any of its Subsidiaries and either (i) the same shall not be discharged (or provision shall not be made for such discharge by way of insurance or otherwise), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or (ii) enforcement proceedings shall have been commenced upon such judgment or order; or

              (j) A judgment or order for other than the payment of money shall be entered against the Company or any Subsidiary which judgment or order could, in the reasonable judgment of the Majority Banks, together with all other such judgments or orders, reasonably be expected to have a material adverse effect on the consolidated financial position, operations or business of the Company and its Subsidiaries taken as a whole or on the legal, valid, binding or enforceable nature of the Loan Documents or the ability of the Company to perform its obligations thereunder; or

              (k) An event or condition specified in Section 8.01(l) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable opinion of the Majority Banks shall be likely to incur a Liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the reasonable determination of the Majority Banks, material in relation to the consolidated financial condition, operations or business of the Company and its Subsidiaries, taken as a whole, or the legal, valid and binding nature of the Loan Documents or on the ability of the Company to perform its obligations thereunder; or

              (l)  A Change in Control shall be deemed to have occurred; or

              (m) The Company or any of its Affiliates asserts, or the Company or any of its Affiliates or any other Person institutes any proceedings seeking to establish, that any provision of the Loan Documents is invalid, not binding or unenforceable; or

              (n) The subordination provisions contained in any of the instruments and agreements governing the Subordinated Notes shall cease, for any reason, to be in full force and effect, or any Person shall so assert to the Company in writing and the Company shall not promptly contest such assertion;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 9, the Administrative Agent may and, upon request of the Majority Banks, shall, by notice to the Company, terminate the Commitments in whole or, from time to time, in part and/or declare in whole or, from time to time, in part the principal amount then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable by the Company hereunder, under the Notes or under any other Loan Document (including, without limitation, any amounts payable under Section 5.05) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice or other formalities of any kind (other than the notice provided for in this clause (1)) all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this
Section 9 with respect to the Company, the Commitments shall automatically and without any notice to the Company terminate and the principal amount then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable by the Company hereunder, under the Notes or under any other Loan Document (including, without limitation, any amounts payable under Section 5.05) shall automatically and without any notice to the Company become immediately due and payable without presentment, demand, protest, notice or other formalities of any kind, all of which are hereby expressly waived by the Company.


              Section 10.  The Administrative Agent.

              10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes BNY, and BNY hereby agrees, to act as the administrative agent for such Bank hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 shall include reference to its affiliates and to its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, which duties shall be purely ministerial, and shall not by reason of this Agreement or any other Loan Document be a trustee or other fiduciary for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any certificate or other document referred to or provided for herein or therein or received by any of them under this Agreement or any other Loan Document or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for their own gross negligence or willful misconduct and (e) shall not be required under any circumstances to take any action that, in its judgment, (i) is contrary to any provision of this Agreement, any other Loan Document or any certificate or other document referred to or provided for in or received by it or the Banks under this Agreement or any other Loan Document, (ii) is contrary to Applicable Law or
(iii) would expose it to any Liability or expense against which it has not been indemnified to its satisfaction. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together (to the extent required by Section 11.06) with the written consent of the Company to such assignment or transfer.

              10.02 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed, sent or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

              10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment to it of principal of or interest on Loans or of facility fees) unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). In the event of any Default, the Administrative Agent shall (subject to Section 10.07) (a) in the case of a Default that constitutes an Event of Default, take either or both of the actions referred to in clause (1) of the last paragraph of Section 9 if so directed by the Majority Banks and (b) in the case of any Default, take such other action with respect to such Default as shall be reasonably directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, in the event of any Default, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

              10.04 Rights as a Bank. Each Person acting as the Administrative Agent that is also a Bank shall, in its capacity as a Bank hereunder, have the same rights and powers hereunder and under the other Loan Documents as any other Bank and may exercise the





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
same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Person in its individual capacity. Each Person acting as the Administrative Agent and the affiliates of any of them may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and each such Person and the affiliates of each of them may accept fees and other consideration from the Company (and any of its Subsidiaries or Affiliates) for services in connection with this Agreement or the other Loan Documents or otherwise without having to account for the same to the Banks.

              10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the respective principal amounts of the Loans outstanding made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

              10.06  Non-Reliance on Administrative Agent and Other Banks.
Each Bank agrees that it has made and will continue to make, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis of the Company and its Subsidiaries and its own decision to enter into this Agreement and the other documents to which it is a party executed in connection herewith and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) or the Loan Documents which may come into the possession of the Administrative Agent or any of its affiliates.

              10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 against any and all Liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

              10.08 Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon receipt of any such notice of resignation, the Majority Banks shall have the right, subject to the approval of the Company, which approval shall not to be unreasonably withheld, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks and subject to the approval of the Company, which approval shall not be unreasonably withheld, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance by any Person of its appointment as a successor Administrative Agent, such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

              10.09 Execution and Amendment of Loan Documents on Behalf of the Banks. Each Bank hereby authorizes the Administrative Agent to execute and deliver, in the name of and on behalf of such Bank, any Loan Document or any other agreement, document or instrument referred to or provided for herein or therein or relating to any such agreement, document or instrument which requires execution by or on behalf of such Bank.

              10.10 Consents under Loan Documents. Subject to Section 11.04 and 11.06(a) and except as otherwise expressly provided in this Agreement, without the prior written consent of the Majority Banks, the Administrative Agent will not consent to any amendment, modification, supplement or waiver under any of the Loan Documents, provided that the Administrative Agent shall not be required to consent to any such amendment, modification, supplement or waiver that affects its rights or duties.


              Section 11.  Miscellaneous.

              11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, any Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, any Note or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              11.02  Notices.

              (a) All notices and other communications provided for herein or in any other Loan Document (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in any other Loan Document, all such communications shall be deemed to have been duly given when transmitted by telex and the appropriate answer-back is received, when transmitted by telecopier and received at such telecopier number, when delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

              (b) Any requirement under Applicable Law of reasonable notice by the Administrative Agent or any Bank to the Company of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Administrative Agent or any Bank of any of their rights thereunder shall be met if notice of such event is given to the Company in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

              11.03 Expenses, Etc. Whether or not any Loans are made hereunder, the Company shall:

              (a) pay or reimburse the Administrative Agent and each Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans, and all other costs and charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Loan Document or any other document referred to herein or therein;

              (b) pay or reimburse the Administrative Agent for all reasonable costs and expenses (including reasonable fees and disbursements of Winthrop, Stimson, Putnam & Roberts, counsel to the Administrative Agent, and of any appraisers, accountants and other experts employed or retained by the Administrative Agent) incurred by the Administrative Agent in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) this Agreement and the other Loan Documents, (B) whether or not executed, any waiver, amendment, modification or consent thereunder or thereto, (C) the syndication, whether before or after the Agreement Date, of this Agreement, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection, preservation, exercise or enforcement of any of the rights of the Administrative Agent or the Banks in, under or related to the Loan Documents or (B) the performance of any of the obligations of the Administrative Agent or the Banks under or related to the Loan Documents or (iv) protecting, preserving, exercising or enforcing any of the rights of the Administrative Agent or the Banks in, under or related to the Loan Documents;

              (c) after the occurrence and during the continuation of a Default, pay or reimburse each Bank for all costs and expenses (including fees and disbursements of one legal counsel and other experts employed or retained by the Banks) incurred by such Bank in connection with, arising out of, or in any way related to (i) consulting with respect to (A) the protection, preservation, exercise or enforcement of any of its rights in, under or related to or the Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents or (ii) protecting, preserving, exercising or enforcing any of its rights in, under or related to or the Loan Documents.

              The Company hereby agrees to indemnify the Administrative Agent, each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) arising out of or relating to the entry into of this Agreement or any of the other Loan Documents (or any amendment or other modification hereto or thereto) or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified); provided, however, that no indemnitee shall have the right to be indemnified hereunder (i) to the extent that such claims directly relate to or arise solely out of any breach by such indemnitee of its obligations under the Loan Documents, or (ii) to the extent that such claims directly relate to or arise solely out of the relationship between (A) an assignor Bank and an assignee Bank under this Agreement (unless such assignee Bank became such pursuant to an assignment made at the request of the Company as permitted hereunder) or (B) a Bank and a participant of such Bank under this Agreement.

              11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement or the other Loan Documents, any provision of this Agreement or the other Loan Documents may be amended or modified only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement or the other Loan Documents may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) change the amount or change the term, or change the time or waive any requirement for the reduction or termination, of the Commitments, (ii) change the date fixed for the payment of principal of or interest on any RC Loan or any fee or other amount (other than any Bid Rate Loan) payable hereunder, under the other Loan Documents or under any letter, agreement or other document providing for the payment of fees by the Company to the Administrative Agent or the Banks in connection with any of the Loan Documents, (iii) change the amount of any payment of principal of any RC Loan, the rate at which interest is payable on any RC Loan or any fee is payable or the amount of any other payment (other than with respect to any Bid Rate Loan) to be made hereunder, under the other Loan Documents or under any letter, agreement or other document providing for the payment of other amounts by the Company to the Administrative Agent or the Banks in connection with any of the Loan Documents, (iv) alter the terms of this Section 11.04 or any provision of this Agreement requiring the consent or other action of all the Banks, (v) amend the definition of the term "Majority Banks", (vi) waive or change any of the conditions precedent set forth in Section 6 or (vii) release any Collateral, if any; provided, further that no amendment, modification or waiver shall (i) change the date fixed for the payment of principal of or interest on any Bid Rate Loan or (ii) change the amount of any payment of principal of any Bid Rate Loan or the rate at which interest is payable on any Bid Rate Loan, unless by an instrument signed by the Bank which has made such Bid Rate Loan or by the Administrative Agent acting with the consent of such Bank; and provided, further, that any amendment of Section 10 and any other amendment, modification or waiver that affects the rights and duties of the Administrative Agent shall require the consent of the Administrative Agent.

              Unless otherwise specified in such waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Administrative Agent or any Bank under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Administrative Agent or any Bank under the Loan Documents or Applicable Law.

              11.05 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties thereto and their respective successors and permitted assigns.

              11.06  Assignments and Participations.

              (a) The Company may not assign its rights or obligations hereunder, under the Notes or under the other Loan Documents without the prior consent of all of the Administrative Agent and each Bank and no assignment of any such obligation shall release the Company therefrom unless the Administrative Agent and each Bank shall have consented to such release in a writing specifically referring to the obligation from which the Company is to be released.

              (b) No Bank may assign any of its Loans or Notes in whole or in part unless (i) it shall have received the prior consent (which consent shall not be unreasonably withheld) of the Company and the Administrative Agent and
(ii) any such partial assignment shall be in an amount equal to $10,000,000 or any integral multiple of $1,000,000 in excess thereof. Upon the effectiveness of any assignment consented to by the Company and the Administrative

Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Loan (or portions thereof) assigned to it (in addition to the Loan, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from such obligations. The assignor Bank shall, upon the effectiveness of any assignment of any of its Loans or Note, pay to the Administrative Agent a transfer fee in an amount equal to $3,500 (without duplication of any fees paid pursuant to clause (c) below).

              (c) No Bank may assign any of its Commitment unless (i) it shall have received the prior consent (which consent shall not be unreasonably withheld) of the Company and the Administrative Agent and (ii) any such partial assignment shall be in an amount equal to $10,000,000 or any integral multiple of $1,000,000 in excess thereof. Upon the effectiveness of any assignment consented to by the Company and the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment (or portions thereof) assigned to it (in addition to the Commitment, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the commitment (or portions thereof) so assigned. The assignor Bank shall, upon the effectiveness of any assignment of any of its Commitment, pay to the Administrative Agent a transfer fee in an amount equal to $3,500 (without duplication of any fees paid pursuant to clause
(b) above).

              (d) Any other provision of this Agreement to the contrary notwithstanding (except with respect to any assignment made in accordance with subsection (g) hereof), the right to the principal of, and interest on, a Loan may be assigned only through (i) the surrender of the Note applicable thereto to the Company and the reissuance of such Note by the Company to the new holder or the surrender of such Note to the new holder or the surrender of such Note to the Company and the issuance of a new Note applicable thereto by the Company to the new holder (the "Issuance System"), or (ii) through a book entry system maintained by the Company or Administrative Agent (the "Book Entry System").
If any assignments are made pursuant to the Book Entry System, the Company or the Administrative Agent shall maintain a registry which reflects and identifies the owners of interests in the Loans. Any assignment by a Bank of an interest in a Loan shall be conditioned upon and shall not be effective until such Bank notifies the Company or the Administrative Agent, who will in turn notify the Company, of the identity of the Bank's assignee and the interest in principal and interest assigned to such assignee in order for the assignment to be accomplished in compliance with either the Issuance System or Book Entry System. After any such Bank gives such notice to the Company or the Administrative Agent, the assignment will be accomplished in accordance with either the Issuance System or the Book Entry System.

              (e) A Bank may, without the consent of the Company or the Administrative Agent, sell or agree to sell one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it, or its Commitment or any other interest in the Loan Documents, in which event, except as otherwise provided in Section 4.07(c), each such participant shall not have any other rights or benefits under this Agreement or any other Loan Document (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Company to any Bank under Section 5 shall be determined as if such Bank had not sold or agreed to sell any participations in such Loan and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Notes except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Bank's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the participant, (iii) the reduction of any payment of principal thereof or (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) a facility fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or facility fee (as the case may be) in respect of such participation.

              (f) Notwithstanding anything set forth above, no assignee or holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its assignment or participation under Section
4.08 or Section 4.09 unless (i) such amounts are payable in respect of Regulatory Changes that are enacted, adopted or issued after the date the applicable assignment or participation agreement was executed or (ii) such amounts would have been payable to the Bank that made such assignment or granted such participation if such assignment had not been made or such participation granted.

              (g) Notwithstanding anything herein to the contrary, any Bank may at any time, without the consent of the Company, the Administrative Agent or any Bank, without payment of any transfer fees and without restrictions as to amount or otherwise (i) assign any of its Loans, Notes or Commitments in whole or in part to an Affiliate of such Bank or to another Bank and (ii) pledge and assign as collateral all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that no such pledge or assignment pursuant to clause (ii) shall release the transferor Bank from its obligations hereunder.

              (h) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants) subject, however, to the provisions of Section 11.12.

              11.07 Survival. Except as otherwise expressly provided therein, the rights and obligations of the Company, the Administrative Agent, the Banks, their respective affiliates and their respective directors, officers, employees and agents, including but not limited to any such set forth in Sections 10.05 and 11.03, shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of borrowing of Loans, hereunder shall survive the making of such Loans and no Bank shall be deemed to have waived, by reason of making any such Loan, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Administrative Agent or such Bank may have had notice or knowledge or reason to know that such representation or warranty was false or misleading at the time such Loans were made.

              11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              11.10 Governing Law; Submission to Jurisdiction. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to its choice of law principles). The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 11.02, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Administrative Agent, any Bank, any affiliate of any of them and any director, officer, employee or agent of any of them to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent, any Bank, any affiliate of any of them and any director, officer, employee or agent of any of them to bring proceedings against the Company in the courts of any other jurisdiction. Any judicial proceeding by the Company against the Administrative Agent or any Bank arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby shall be brought only in a court located in, in the case of the Administrative Agent, the City and State of New York and, in the case of a Bank, the jurisdiction in which such Bank's principal United States office is located.

              11.11 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

              11.12 Confidentiality. The Administrative Agent and each Bank agrees (on behalf of itself and each of its Affiliates, Subsidiaries, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement or the other Loan Documents (and not otherwise known to such party) which is identified by the Company as being confidential at the time the same is delivered to the Administrative Agent or any Bank (or the Affiliates or Subsidiaries of any of them), provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by Applicable Law, statute, rule, regulation or judicial process, (b) to counsel for any of the Administrative Agent or any Bank, (c) to bank examiners, auditors, accountants or other regulatory or administrative bodies to whose jurisdiction such Bank may be subject, (d) to the Administrative Agent or any other Bank, (e) in connection with any litigation to which any one or more of the Banks is a party, (f) to the extent required for the purpose of protecting, preserving, exercising or enforcing any of the rights of the Administrative Agent or the Banks in, under or related to the Loan Documents, performing any of the obligations of the Administrative Agent or the Banks under or related to the Loan Documents and consulting with respect to any of the foregoing matters, (g) to any Affiliate or Subsidiary of any Bank so long as such Bank causes such Affiliate or Subsidiary to adhere to the provisions of this Section 11.12 as though it were legally bound thereby, or
(h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit C hereto; provided, further, that, unless specifically prohibited by Applicable Law or court order, each Bank shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (ii) pursuant to legal process; and provided finally that in no event shall the Administrative Agent or any Bank be obligated or required to return any materials furnished by the Company. The obligations of each Bank and the Administrative Agent under this Section 11.12 shall supersede and replace the obligations of such Bank or the Administrative Agent, as the case may be, under any other document, agreement or instrument in respect of this financing which imposed on any Bank or the Administrative Agent obligations similar to those imposed by this Section 11.12 and which was signed and delivered by such Bank or the Administrative Agent to the Company prior to the Agreement Date.

              11.13 Amounts Payable Due Upon Request for Payment. All amounts payable by the Company under Section 4.09, Section 5, Section 11.03 and under the other provisions of the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

              11.14 Remedies of the Essence. The various rights and remedies of the Administrative Agent and the Banks under the Loan Documents are of the essence of those agreements, and the Administrative Agent and the Banks shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

              11.15 Rights Cumulative. Each of the rights and remedies of the Administrative Agent and the Banks under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

              11.16 LIMITATION OF LIABILITY. NONE OF THE ADMINISTRATIVE AGENT, THE BANKS, THEIR RESPECTIVE AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE COMPANY IN CONNECTION WITH ANY CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THE LOAN DOCUMENTS OR THE RELATIONSHIPS ESTABLISHED THEREUNDER OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER SUCH CLAIM ARISES OR IS ASSERTED BEFORE OR AFTER THE AGREEMENT DATE OR BEFORE OR AFTER THE MATURITY DATE.

              11.17 Reference Banks. Each Reference Bank shall furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Base Rate. If any Reference Bank shall notify the Administrative Agent that thenceforth it shall not be able to furnish such information in a timely manner or shall assign all of its Loans or Commitment to a Person that is not an Affiliate of such Reference Bank, the Administrative Agent shall, with the consent of the Majority Banks and after consultation with the Company, appoint another Bank as a Reference Bank in place of such Reference Bank.

              11.18 Schedules. Any Schedule to this Agreement may disclose on the Agreement Date, in addition to the relevant information with respect to the Company and its Subsidiaries as of the Agreement Date, relevant information with respect to any Person that may become a Subsidiary of the Company after the Agreement Date.

              11.19 Severability of Provisions. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Company hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

              11.20 Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the Company, the Administrative Agent and the Banks relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                       PENNCORP FINANCIAL GROUP, INC.



                                       By: /s/ SCOTT D. SILVERMAN
                                          ---------------------------------
                                       Name: Scott D. Silverman
                                       Title: Senior Vice President
                                              General Counsel and Secretary

                                       Address for Notices:

                                         PennCorp Financial Group, Inc.
                                         745 Fifth Avenue, Suite 500
                                         New York, New York  10151

                                         Telecopier No.: (212) 758-5442

                                         Telephone No.: (212) 832-0700

                                         Attention: Chief Financial Officer

                                       With a copy to:

                                         PennCorp Financial, Inc.
                                         3 Bethesda Metro Court, Suite 1600
                                         Bethesda, Maryland  20814

                                         Telecopier No.: (301) 657-4770

                                         Telephone No.: (301) 656-1777

                                         Attention:  Scott Silverman





                                                                Credit Agreement

Commitment                             THE BANK OF NEW YORK, as
----------                               Administrative Agent and
                                         as a Bank
$47,000,000



                                       By: /s/ BENJAMIN L. BALKIND
                                           -----------------------------------
                                           Name: Benjamin L. Balkind
                                           Title: Vice President

                                       Lending Office for all Loans:
                                         The Bank of New York
                                         One Wall Street
                                         New York, New York  10286


                                       Address for Notices:
                                         The Bank of New York
                                         One Wall Street
                                         New York, New York  10286


                                       Telecopier No.:  (212) 809-9520

                                       Telephone No.:  (212) 635-6460

                                       Attention: Michael Barry


                                       With a copy to:

                                         William Fahey

                                         Telecopier No.: (212) 635-6365

                                         Telephone No.: (212) 635-4690





                                                                Credit Agreement

Commitment                             THE CHASE MANHATTAN BANK, as a
----------                               Managing Agent and as a Bank

$42,000,000


                                       By: /s/ PETER PLATTEN
                                           -----------------------------------
                                           Name:   Peter Platten
                                           Title:  Vice President

                                       Lending Office for all Loans:
                                         One Chase Manhattan Plaza
                                         New York, New York 10081
                                         Attn:  Frank Forlenza
                                         Phone: (212) 552-7942
                                         Fax:    (212) 552-7490


                                       Address for Notices:
                                         One Chase Manhattan Plaza
                                         New York, New York 10081


                                       Telecopier No.:  (212) 552-5231

                                       Telephone No.:   (212) 552-3972

                                       Attention:  Peter Platten





                                                                Credit Agreement

Commitment                             THE FIRST NATIONAL BANK OF CHICAGO,
----------                               as a Managing Agent and as a Bank

$42,000,000


                                       By: /s/ PHILIP H. BRITT
                                           -----------------------------------
                                           Name: Philip H. Britt
                                           Title: Senior Vice President

                                       Lending Office for all Loans:
                                         The First National Bank of Chicago
                                         One First National Plaza,
                                         Mail Suite 0085
                                         Chicago, Illinois  60670

                                       Address for Notices:
                                         The First National Bank of Chicago
                                         One First National Plaza,
                                         Mail Suite 0085
                                         Chicago, Illinois  60670


                                       Telecopier No.:  (312) 732-4033

                                       Telephone No.:   (312) 732-4131

                                       Attention:  Philip H. Britt





                                                                Credit Agreement

Commitment                             NATIONSBANK, N.A., as a Managing Agent
----------                               and as a Bank

$42,000,000


                                       By: /s/ GREGORY A. SEIB
                                           -----------------------------------
                                           Name: Gregory A. Seib
                                           Title: Senior Bank Debt Specialist

                                       Lending Office for all Loans:
                                         NationsBank, N.A.
                                         600 Peachtree Street, NE 21st Floor
                                         Atlanta, Georgia  30308-2213

                                       Address for Notices:
                                         NationsBank, N.A.
                                         600 Peachtree Street, NE 21st Floor
                                         Atlanta, Georgia  30308-2213


                                       Telecopier No.:  (404) 607-6318

                                       Telephone No.:   (404) 607-4092

                                       Attention:  Greg Seib





                                                                Credit Agreement

Commitment                             FLEET NATIONAL BANK, as a Co-Agent
----------                               and as a Bank

$36,000,000


                                       By: /s/ JEFFERY A. SIMPSON
                                           -----------------------------------
                                           Name: Jeffery A. Simpson
                                           Title: Vice President

                                       Lending Office for all Loans:
                                         Fleet Bank
                                         777 Main Street, CTMO-0250
                                         Hartford, Connecticut  06115

                                       Address for Notices:
                                         Fleet Bank
                                         777 Main Street, CTMO-0250
                                         Hartford, Connecticut  06115


                                       Telecopier No.:  (860) 986-1264

                                       Telephone No.:   (860) 986-4139

                                       Attention:  Thomas McKinlay
                                                   Senior Vice President





                                                                Credit Agreement

Commitment                             MELLON BANK, N.A., as a Co-Agent and
----------                               as a Bank

$36,000,000


                                       By: /s/ SUSAN M. WHITEWOOD
                                           -----------------------------------
                                           Name: Susan M. Whitewood
                                           Title: Asst. Vice President

                                       Lending Office for all Loans:
                                         Mellon Bank, N.A.
                                         One Mellon Bank Center - Room 370
                                         Pittsburgh, Pennsylvania  15258

                                       Address for Notices:
                                         Mellon Bank, N.A.
                                         One Mellon Bank Center
                                         Pittsburgh, Pennsylvania  15258


                                       Telecopier No.:  (412) 234-8087

                                       Telephone No.:   (412) 234-7922

                                       Attention:  Euclid B. Noble





                                                                Credit Agreement

Commitment                             BANK OF MONTREAL, as a Co-Agent and as
----------                               a Bank

$30,000,000


                                       By: /s/ K. D. STREIFF
                                           -----------------------------------
                                           Name: K. D. Streiff
                                           Title: Director

                                       Lending Office for all Loans:
                                         Bank of Montreal
                                         115 South LaSalle Street, 12th Floor
                                         Chicago, IL  60603


                                       Address for Notices:
                                         Bank of Montreal
                                         115 South LaSalle Street, 12th Floor
                                         Chicago, IL  60603


                                       Telecopier No.:  (312) 845-2199

                                       Telephone No.:   (312) 750-5909

                                       Attention:   Robert C. Meyer





                                                                Credit Agreement

Commitment                             CIBC INC., as a Co-Agent and as a Bank
----------

$30,000,000

                                       By: /s/ GERALD J. GIRARDI
                                           -----------------------------------
                                           Name: Gerald J. Girardi
                                           Title: Director, CIBC Wood Gund
                                                  Securities Corp., as Agent

                                       Lending Office for all Loans:
                                         Canadian Imperial Bank of Commerce
                                         Two Paces West
                                         2727 Paces Ferry Road, Suite 1200
                                         Atlanta, Georgia  30339

                                       Telecopier No.:  (770) 319-4950

                                       Telephone No.:   (770) 319-4829

                                       Attention:  Kim Perrone

                                       Address for Notices:
                                         Canadian Imperial Bank of Commerce
                                         425 Lexington Avenue, 8th Floor
                                         New York, New York  10017


                                       Telecopier No.:  (212) 856-3613

                                       Telephone No.:   (212) 856-3649

                                       Attention:  Gerald J. Girardi





                                                                Credit Agreement

Commitment                             DRESDNER BANK AG, NEW YORK BRANCH
----------                               & GRAND CAYMAN BRANCH, as a Co-Agent
                                         and as a Bank
$30,000,000


                                       By: /s/ JOHN S. RUNNION
                                           -----------------------------------
                                           Name: John S. Runnion
                                           Title: Vice President

                                       By: /s/ DENISE M. ROHDE
                                           -----------------------------------
                                           Name: Denise M. Rohde
                                           Title: Assistant Treasurer

                                       Lending Office for all Loans:
                                         Dresdner Bank
                                         75 Wall Street
                                         New York, New York  10005-2889


                                       Address for Notices:
                                         Dresdner Bank
                                         75 Wall Street
                                         New York, New York  10005-2889


                                       Telecopier No.:  (212) 429-2524

                                       Telephone No.:   (212) 429-2286

                                       Attention:  Anthony Valencourt





                                                                Credit Agreement

Commitment                             SUNTRUST BANK, NATIONAL ASSOCIATION
----------

$20,000,000

                                       By: /s/ DARRYL J. WEAVER
                                           -----------------------------------
                                           Name:  Darryl J. Weaver
                                           Title: First Vice President and
                                                  Manager Insurance and
                                                  Financial Services

                                       Lending Office for all Loans:
                                         SunTrust Bank, Central Florida, N.A.
                                         200 South Orange Avenue
                                         Mail Code 1043
                                         Orlando, Florida  32804


                                       Address for Notices:
                                         SunTrust Bank, Central Florida, N.A.
                                         200 South Orange Avenue
                                         Mail Code 1043
                                         Orlando, Florida  32804


                                       Telecopier No.:  (407) 237-4890

                                       Telephone No.:   (407) 237-6894

                                       Attention:  Darryl J. Weaver





                                                                Credit Agreement

Commitment                             BANK ONE, TEXAS N.A.
----------

$20,000,000

                                       By: /s/ JAMES MILLER
                                           -----------------------------------
                                           Name: James Miller
                                           Title: Vice President

                                       Lending Office for all Loans:
                                         Bank One, Texas N.A.
                                         Bank One Center, 4th Floor
                                         1717 Main Street
                                         Dallas, Texas  75201


                                       Address for Notices:
                                         Bank One, Texas N.A.
                                         Bank One Center, 4th Floor
                                         1717 Main Street
                                         Dallas, Texas  75201


                                       Telecopier No.:  (214) 290-2332

                                       Telephone No.:   (214) 290-2309

                                       Attention:  Jim Miller





                                                                Credit Agreement

Commitment                             CORESTATES BANK, N.A.
----------

$20,000,000

                                       By: /s/ KATHLEEN M. PETRELLI
                                           -----------------------------------
                                           Name: Kathleen M. Petrelli
                                           Title: Vice President

                                       Lending Office for all Loans:
                                         CoreStates Bank N.A.
                                         1339 Chestnut Street
                                         Philadelphia, PA  19107
                                         FC 1-8-8-4

                                       Address for Notices:
                                         CoreStates Bank N.A.
                                         1339 Chestnut Street
                                         Philadelphia, PA  19107
                                         FC 1-8-8-4


                                       Telecopier No.:  (215) 786-4114

                                       Telephone No.:   (215) 973-3632

                                       Attention:  Kathleen M. Petrelli, VP





                                                                Credit Agreement

Commitment                             FIRST UNION NATIONAL BANK OF NORTH
----------                               CAROLINA

$20,000,000


                                       By: /s/ GAIL M. GOLIGHTLY
                                           -----------------------------------
                                           Name: Gail M. Golightly
                                           Title: Senior Vice President

                                       Lending Office for all Loans:
                                         First Union National Bank of North
                                           Carolina
                                         One First Union Center
                                         Charlotte, North Carolina  28288-0735

                                       Address for Notices:
                                         First Union National Bank of North
                                           Carolina
                                         One First Union Center
                                         Charlotte, North Carolina  28288-0735


                                       Telecopier No.:  (704) 383-9144

                                       Telephone No.:   (704) 383-3789

                                       Attention:  Jay Bullock





                                                                Credit Agreement

Commitment                             LTCB TRUST COMPANY
----------

$20,000,000

                                       By: /s/ RENE O. LEBLANC
                                           -----------------------------------
                                           Name: Rene O. LeBlanc
                                           Title: Senior Vice President

                                       Lending Office for all Loans:
                                         LTCB Trust Company
                                         165 Broadway
                                         New York, New York  10006


                                       Address for Notices:
                                         LTCB Trust Company
                                         165 Broadway
                                         New York, New York  10006


                                       Telecopier No.:  (212) 608-3081

                                       Telephone No.:   (212) 335-4854

                                       Attention:  Winston Brown





                                                                Credit Agreement

Commitment                             ING (U.S.) CAPITAL CORPORATION
----------

$15,000,000

                                       By: /s/ THOMAS D. PRANGLEY
                                           -----------------------------------
                                           Name: Thomas D. Prangley
                                           Title: Vice President

                                       Lending Office for all Loans:
                                         ING (U.S.) Capital Corporation
                                         135 East 57th Street
                                         New York, New York  10022-2101

                                       Address for Notices:
                                         ING (U.S.) Capital Corporation
                                         135 East 57th Street
                                         New York, New York  10022-2101


                                       Telecopier No.:  (212) 593-3362/371-9125

                                       Telephone No.:   (212) 409-0943

                                       Attention:  Thomas Prangley





                                                                Credit Agreement

                                                             Schedule 2.02(b)(i)


                           REQUEST FOR BID RATE LOANS

[Name and address
  of the Administrative Agent]

Date:

Ladies and Gentlemen:

              Reference is made to the Credit Agreement, dated as of ________, 1997, among Penncorp Financial Group, Inc., the Banks listed on the signature pages thereof, The Chase Manhattan Bank, The First National Bank of Chicago and NationsBank, N.A., as Managing Agents, Fleet National Bank, Mellon Bank, N.A., Bank of Montreal, CIBC Inc. and Dresdner Bank AG, New York Branch & Grand Cayman Branch, as Co-Agents, and The Bank of New York, as Administrative Agent (the "Credit Agreement").

              Pursuant to Section 2.02(b)(i) of the Credit Agreement, the Company hereby requests to have the following Bid Rate Loans made to it on the date and upon the terms specified below:

              (a) The date on which the requested Bid Rate Loan shall be made is ____________; and

              (b) The principal amount of the requested Bid Rate Loan is $____________; and

              (c)  The maturity date for the requested Bid Rate Loan shall be
       ____________.

              The undersigned represents and warrants that (a) the borrowing requested hereby complies with the requirements of the Credit Agreement and (b) [except to the extent set forth on Annex A hereto,(1) (i) each Loan Document representation and warranty is true and correct at and as of the date hereof and (except to the extent the undersigned gives notice to the Banks to the contrary prior to 5:00 p.m. on the Business Day before the requested date for the making of the Bid Rate Loans) will be true and correct at and as of the time the Bid Rate Loans are made, in each case both with and without giving effect to the Bid Rate Loans and the application of the proceeds thereof, and
(ii) no Default has occurred and is continuing as of the date hereof or would result from the making of the Bid Rate Loans or from the application of the proceeds thereof if the Bid Rate Loans were made on the date hereof, and (except to the extent the undersigned gives notice to the Banks to the contrary prior to 5:00 p.m. on the Business Day before the requested date for the making of the Bid Rate Loans) no Default will have occurred and be continuing at the time the Bid Rate Loans are to be made or would result from the making of the Bid Rate Loans or from the application of the proceeds thereof.


                                           PENNCORP FINANCIAL GROUP, INC.


                                           By                                 ,
                                              --------------------------------
                                              Name:
                                              Title:





---------------
1. If the representation and warranty in either clause (b)(i) or (b)(ii) would be incorrect, include the material in brackets and set forth the reasons such representation and warranty would be incorrect on an attachment labeled Annex A.

                                                            Schedule 2.02(b)(ii)


                          FORM OF BID RATE LOAN OFFER

[Name and address
  of Administrative Agent]

Date:


Ladies and Gentlemen:

              Reference is made to the Credit Agreement, dated as of _________, 1997, among Penncorp Financial Group, Inc., the Banks listed on the signature pages thereof, The Chase Manhattan Bank, The First National Bank of Chicago and NationsBank, N.A., as Managing Agents, Fleet National Bank, Mellon Bank, N.A., Bank of Montreal, CIBC Inc. and Dresdner Bank AG, New York Branch & Grand Cayman Branch, as Co-Agents, and The Bank of New York, as Administrative Agent (the "Credit Agreement"). In response to your request for Bid Rate Loans dated ___________, 19__, the undersigned hereby offers to make the following Bid Rate Loan(s) in the amount(s) and at the rate(s) set forth below for the indicated Bid Rate maturity dates.


                                                     BID RATE MATURITY DATES


 ----------------------------------------  ---------------------------------------   ---------------------------------------
                                                        BID RATE LOANS



 Amount1/                 Interest Rate2/  Amount1/                Interest Rate2/   Amount1/                Interest Rate2/
 -------                  --------------   -------                 --------------    -------                 --------------
 [Max:     ]/1                             [Max:     ]/1                             [Max:     ]/1
 [Min:     ]/1                             [Min:     ]/1                             [Min:     ]/1
 -------------            ---------------  -------------           ---------------   -------------           ---------------

 [Max:     ]/1                             [Max:     ]/1                             [Max:     ]/1
 [Min:     ]/1                             [Min:     ]/1                             [Min:     ]/1
 -------------            ---------------  -------------           ---------------   -------------           ---------------

 [Max:     ]/1                             [Max:     ]/1                             [Max:     ]/1
 [Min:     ]/1                             [Min:     ]/1                             [Min:     ]/1
 -------------            ---------------  -------------           ---------------   -------------           ---------------

provided that the aggregate principal amount of Bid Rate Loans for which the
above offers may be accepted shall not exceed [$             ]. /3

              We agree that the offer(s) set forth above, subject to the satisfaction of the conditions set forth in Section 6.02 of the Credit Agreement, irrevocably obligate the undersigned to make the Bid Rate Loan(s) for which such offers are accepted, in whole or in part.



                                                  [NAME OF BANK]



                                                  By
                                                     ---------------------------
                                                     Name:
                                                     Title:





---------------
1. (a) Principal amount offered for each Bid Rate maturity date may not exceed principal amount requested.

       (b) Not more than three offers may be made with respect to each Bid Rate maturity date.

       (c) The Bank may specify maximum and minimum amounts that may be accepted.

2. Specify rate of interest per annum and state it as a decimal to the nearest 1/10,000 of 1%.

3. Include and specify aggregate limitation if the sum of individual offers exceeds the amount the Bank is willing to lend.

                                                                   Schedule 7.03

                             SCHEDULE OF LITIGATION

                                                                   Schedule 7.04

                              SCHEDULE OF CONSENTS

                                                                Schedule 7.08(a)

         SCHEDULE OF ERISA OBLIGATIONS, NON-COMPLIANCES AND LIABILITIES

                                                                Schedule 7.08(b)

              SCHEDULE OF UNRECOGNIZED RETIREE WELFARE LIABILITIES

                                                                   Schedule 7.12

                       SCHEDULE OF ENVIRONMENTAL MATTERS

                                                                   Schedule 7.13

                    SCHEDULE OF SUBSIDIARIES AND INVESTMENTS

                                                                   Schedule 7.14

           SCHEDULE OF MATERIAL AGREEMENTS AND BURDENSOME PROVISIONS

                                                                   Schedule 7.21

                       SCHEDULE OF RESTRICTIVE COVENANTS

                                                                   Schedule 8.07

                               SCHEDULE OF LIENS

                                                                   Schedule 8.08

                       SCHEDULE OF EXISTING INDEBTEDNESS

                                                                       EXHIBIT A


                         PENNCORP FINANCIAL GROUP, INC.

                                    RC NOTE

                                                           _______________, 19__


              FOR VALUE RECEIVED, PENNCORP FINANCIAL GROUP, INC. (the "Company") hereby promises to pay to the order of __________ (the "Bank") the principal amount of the RC Loans of the Bank outstanding, on the dates and in the amounts specified in Section 3.01(a) of the Credit Agreement referred to below, and to pay interest on the principal amount of each Loan on the dates and at the rates specified in Sections 3.02(a) of such Credit Agreement. All payments due the Bank hereunder shall be made to the Bank at the place, in the type of money and funds and in the manner specified in Section 4.01 of such Credit Agreement.

              Each holder hereof is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Loan of the Bank and each payment, with respect thereto.

              Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

              This RC Note evidences RC Loans made under, and is entitled to the benefits of, the Credit Agreement, dated as of __________, 1997, among the Company, Penncorp Finance Group, Inc., the Banks listed on the signature pages thereof, The Chase Manhattan Bank, The First National Bank of Chicago and NationsBank, N.A., as Managing Agents, Fleet National Bank, Mellon Bank, N.A., Bank of Montreal, CIBC Inc. and Dresdner Bank AG, New York Branch & Grand Cayman Branch, as Co-Agents, and The Bank of New York, as Administrative Agent, as the same may be amended from time to time. Reference is made to such Credit Agreement, as so amended, for provisions relating to the prepayment and the acceleration of the maturity hereof.

              This RC Note shall be construed in accordance with and governed by the internal law of the State of New York (without giving effect to its choice of law principles).


                                           PENNCORP FINANCIAL GROUP, INC.



                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

                                      GRID

                                    RC NOTE

                               Amount of                Amount of                      Notation
        Date                    RC Loan             Principal Repaid                   Made By
        ----                   ---------            ----------------                   --------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                         PENNCORP FINANCIAL GROUP, INC.

                                 BID RATE NOTE

                                                           _______________, 19__


              FOR VALUE RECEIVED, PENNCORP FINANCIAL GROUP, INC. (the "Company") hereby promises to pay to the order of __________ (the "Bank") the principal amount of the Bid Rate Loans of the Bank outstanding, on the dates and in the amounts specified in Sections 2.02(b) and 3.01(b) of the Credit Agreement referred to below, and to pay interest on the principal amount of each Bid Rate Loan on the dates and at the rates specified in Sections 2.02(b) and 3.02(b) of such Credit Agreement. All payments due the Bank hereunder shall be made to the Bank at the place, in the type of money and funds and in the manner specified in Section 4.01 of such Credit Agreement.

              Each holder hereof is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Bid Rate Loan of the Bank and each payment, with respect thereto.

              Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

              This Bid Rate Note evidences Bid Rate Loans made under, and is entitled to the benefits of, the Credit Agreement, dated as of __________, 1997, among the Company, the Banks listed on the signature pages thereof, The Chase Manhattan Bank, The First National Bank of Chicago and NationsBank, N.A., as Managing Agents, Fleet National Bank, Mellon Bank, N.A., Bank of Montreal, CIBC Inc. and Dresdner Bank AG, New York Branch & Grand Cayman Branch, as Co-Agents, and The Bank of New York, as Administrative Agent, as the same may be amended from time to time. Reference is made to such Credit Agreement, as so amended, for provisions relating to the acceleration of the maturity hereof.

              This Bid Rate Note shall be construed in accordance with and governed by the internal law of the State of New York (without giving effect to its choice of law principles).


                                           PENNCORP FINANCIAL GROUP, INC.



                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

                                      GRID

                                 BID RATE NOTE

                               Amount of                Amount of                      Notation
        Date                 Bid Rate Loan          Principal Repaid                   Made By
        ----                 -------------          ----------------                   --------
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

                                                                       EXHIBIT C

                      [Form of Confidentiality Agreement]

                                                                          [Date]


                           CONFIDENTIALITY AGREEMENT


[Insert Name and
 Address of Prospective
 Participant or Assignee]


Re: Credit Agreement dated as of ___________, 1997 among PennCorp Financial Group, Inc., the Banks listed on the signature pages thereof, The Chase Manhattan Bank, The First National Bank of Chicago and NationsBank, N.A., as Managing Agents, Fleet National Bank, Mellon Bank, N.A., Bank of Montreal, CIBC Inc. and Dresdner Bank AG, New York Branch & Grand Cayman Branch, as Co-Agents, and The Bank of New York, as Administrative Agent


Dear ____________:

          As a Bank party to the above-referenced Credit Agreement (as the same may be amended or modified from time to time, the "Credit Agreement"), we have agreed with PennCorp Financial Group, Inc. (the "Company") pursuant to Section
11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, in accordance with our customary procedures for handling confidential information of that nature and in accordance with safe and sound banking practices, all non-public information supplied to us by the Company pursuant to the Credit Agreement or the other Loan Documents (and not otherwise known to us) which is identified by the Company as being confidential at the time the same is delivered to us or to our Affiliates or Subsidiaries pursuant to the Credit Agreement. Terms used but not defined in this Confidentiality Agreement shall have the meanings ascribed thereto in the Credit Agreement.

          As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your Affiliates, Subsidiaries, directors, officers, employees and representatives) that (a) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (b) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information
(i) to the extent required by Applicable Law, statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agents, (iii) to bank examiners, auditors, accountants or other regulatory or administrative bodies to whose jurisdiction you may be subject, (iv) to the Agents or any other Bank, (v) in connection with any litigation to which you or any one or more of the Banks is a party, (vi) to the extent required for the purpose of protecting, preserving, exercising or enforcing any of your rights or the rights of the Banks or the Agents in, under or related to the Loan Documents, performing any of your obligations or the obligations of the Banks or the Agents under or related to the Loan Documents and consulting with respect to any of the foregoing matters, or (vii) to any of your Affiliates or Subsidiaries or to any Affiliate or Subsidiary of any Bank so long as you or such Bank, as appropriate, cause(s) such Affiliate or Subsidiary to adhere to the provisions of Section 11.12 of the Credit Agreement as though it were legally bound thereby; provided, further, that, unless specifically prohibited by Applicable Law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (B) pursuant to legal process; and provided finally that in no event shall you be obligated or required to return any materials furnished to you pursuant to this Confidentiality Agreement.

          Would you please indicate your agreement to the foregoing by signing at the place provided below on the enclosed copy of this Confidentiality Agreement.

         Very truly yours,

         [Insert Name of Bank]


         By:
            ---------------------------
            Name:
            Title:

The foregoing is agreed to
as of the date of this letter.

[Insert name of prospective
participant or assignee]

By:
   -------------------------
   Name:
   Title: